UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

Crown Castle Inc.

(Name of Registrant as Specified In Its Charter)

BOOTS PARALLEL 1, LP

BOOTS, LP

BOOTS GP, LLC

BOOTS CAPITAL MANAGEMENT, LLC

4M MANAGEMENT PARTNERS, LLC

4M INVESTMENTS, LLC

WRCB, L.P.

THEODORE B. MILLER, JR.

TRIPP H. RICE

CHARLES CAMPBELL GREEN III

DAVID P. WHEELER

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED MARCH 28, 2024

BOOTS CAPITAL MANAGEMENT, LLC

Dear Fellow Crown Castle Shareholder,

Boots Capital Management, LLC (together with its affiliates, “Boots”, “we” or “our” ) and certain of the other participants in this solicitation collectively own meaningful equity interests in Crown Castle Inc., a Delaware corporation (“Crown Castle” or the “Company”).

We believe that urgent changes in Crown Castle’s leadership and strategy are necessary to allow the Company to meet its full potential and unlock significant value for its customers, employees and shareholders. For several years, Crown Castle has lagged behind its peers in terms of operational metrics and financial performance. We believe these reflect the shortcomings of the Company’s existing leadership and its failed management and operations strategy. The Company’s recent record, particularly the significant decline in its stock price, lagging returns and management upheaval reinforces the immediate need for a shareholder-driven enhancements to the Company’s Board of Directors and the immediate sale of the Company’s fiber business.

We have thoughtfully recruited a slate of four director candidates (the “Boots Nominees”) with vast experience in the towers business, as well as in areas such as corporate governance and strategy, management, finance and technology in the telecommunications sector. As explained in the attached proxy statement, we believe the Boots Nominees, if elected, will work collaboratively with Crown Castle’s remaining directors to restore stakeholder confidence by installing an effective management team and setting an efficient operation of strategy grounded in technological innovation. In our view, we have assembled the right slate and proposed executive chairman to navigate this pivotal moment and restore Crown Castle to excellence.

We urge you to sign, date and return the enclosed GOLD universal proxy card or GOLD voting instruction form today to vote “FOR” the election of the four Boots Nominees.

If you have any questions or require any assistance with your vote, please contact Morrow Sodali LLC, which is assisting us at (800) 662-5200 (toll-free in North America) or +1 (203) 658-9400 (outside of North America) or by email at Boots@info.morrowsodali.com

Thank you for your support.

Theodore B. Miller, Jr.

Boots Capital Management, LLC

2

2024 ANNUAL MEETING OF STOCKHOLDERS
OF
CROWN CASTLE INC.

PROXY STATEMENT
OF

BOOTS PARALLEL 1, LP

BOOTS, LP

BOOTS GP, LLC

BOOTS CAPITAL MANAGEMENT, LLC

4M MANAGEMENT PARTNERS, LLC

4M INVESTMENTS, LLC

WRCB, L.P.

THEODORE B. MILLER, JR.

TRIPP H. RICE

CHARLES CAMPBELL GREEN III

DAVID P. WHEELER

PLEASE SIGN, DATE AND MAIL THE ENCLOSED
GOLD UNIVERSAL PROXY CARD TODAY

This proxy statement (this “Proxy Statement”) and accompanying GOLD universal proxy card or GOLD voting instruction form are being furnished to stockholders of Crown Castle Inc., a Delaware corporation (“Crown Castle Inc.” or the “Company”), by Boots Parallel 1, LP, Boots, LP (and together with Boots Parallel 1, LP, the “Boots Funds”), Boots Capital Management, LLC (“Boots Capital”), Boots GP, LLC (“Boots GP”), 4M Management Partners, LLC (“4M Management Partners”), 4M Investments, LLC (“4M Investments”), WRCB, L.P. (“WRCB”), Theodore B. Miller, Jr. (also referred to as the “Record Stockholder”) and Tripp H. Rice (all of the foregoing entities or individuals, collectively, the “Boots Parties” or “we,” “our” or “us”); and Charles Campbell Green III and David P. Wheeler (collectively, with the Boots Parties, the “Participants”) in connection with the solicitation of proxies from the holders (the “Stockholders”) of common stock, $0.01 par value, of the Company (the “Common Stock”) at the 2024 annual meeting of Stockholders of the Company (including any and all adjournments, postponements, continuations or rescheduling thereof, or any other meeting of Stockholders held in lieu thereof, the “2024 Annual Meeting”).

This Proxy Statement and the enclosed GOLD universal proxy card are first being mailed to Stockholders on or about [__], 2024.

This solicitation is being made by the Participants and not on behalf of the Board of Directors of the Company (the “Board”) or management of the Company.

We believe that meaningful changes to the composition of the Board are necessary to ensure that the Company can achieve its full potential and unlock immediate and long-term value for shareholders. We have nominated four experienced professionals for election to the Board, each of whom is described in detail in this Proxy Statement and is committed to maximizing Stockholder value: Theodore B. Miller, Jr., Tripp H. Rice, Charles Campbell Green III and David P. Wheeler (each, a “Boots Nominee” and, together, the “Boots Nominees”). We are seeking your support at the 2024 Annual Meeting scheduled to be held at [__] on [__], 2024, at [__], Central Standard Time, in connection with the following items of business:

1.	Election of our four Boots Nominees, Theodore B. Miller, Jr., Tripp H. Rice, Charles Campbell Green III and David P. Wheeler, to the Board as directors to serve until the 2025 annual meeting of Stockholders (the “2025 Annual Meeting”) and until their respective successors are duly elected and qualified (the “Nomination Proposal”);

2.	Approval of the repeal of each provision of, or amendment to, the Company’s Amended and Restated Bylaws (as amended, supplemented or modified from time to time, the “Bylaws”), adopted by the Board without the approval of Stockholders subsequent to December 19, 2023, which is the date of the most recent publicly available amendment to the Bylaws, and up to and including the date of the 2024 Annual Meeting (the “Bylaw Proposal”);

3.	Ratification of the appointment of Pricewaterhouse Coopers LLP (“PwC”) as the Company’s independent registered public accountants for fiscal year 2024 (the “Auditor Proposal”);

4.	A non-binding, advisory vote to approve the compensation of the Company’s named executive officers (the “Compensation Proposal” and together with the Nomination Proposal, the Bylaw Proposal and the Auditor Proposal, the “Proposals”); and

5.	Such other business as may properly come before the 2024 Annual Meeting or any adjournment or postponement thereof.

Through this Proxy Statement and enclosed GOLD universal proxy card, we are soliciting proxies to elect the four Boots Nominees to the Board. Assuming the Boots Nominees receive sufficient votes to be elected to the Board, your vote to elect the Boots Nominees will have the legal effect of replacing four incumbent directors of the Company. If elected, the Boots Nominees, subject to their fiduciary duties as directors, will seek to work with the other members of the Board to maximize stockholder value. However, the Boots Nominees will constitute a minority on the Board and there can be no guarantee that they will be able to implement the actions that they believe are necessary to do so. There is no assurance that the Company’s other directors will serve as directors if any of the Boots Nominees are elected.

The Boots Parties and the Company will each be using a universal proxy card for voting on the election of directors at the 2024 Annual Meeting, which will include the names of all nominees for election to the Board. Stockholders will have the ability to vote for any combination (up to twelve total) of our Boots Nominees and the Company nominees on the enclosed GOLD universal proxy card or GOLD voting instruction form. There is no need to use the Company’s WHITE proxy card or voting instruction form, regardless of how you wish to vote. The names, background and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.

We urge Stockholders to use our GOLD universal proxy card or GOLD voting instruction form to vote “FOR” the election of each of the four Boots Nominees. Stockholders may vote for up to twelve director nominees to the Board. If Stockholders choose to vote for any of the Company’s nominees, we recommend that shareholders “WITHHOLD” on or not vote “for” the election of the following four incumbent directors: [__] (each, an “Opposed Company Nominee” and together, the “Opposed Company Nominees”). We strongly urge you NOT to sign or return any white proxy cards or voting instruction forms that you may receive from the Company. Even if you return the Company’s white proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card or voting instruction form you may have previously sent to us.

The Company’s other eight nominees are [__] (each, an “Unopposed Company Nominee” and together, the “Unopposed Company Nominees”). We make no recommendation with respect to your votes on the election of the Unopposed Company Nominees.

IMPORTANTLY, IF YOU MARK MORE THAN TWELVE “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. IF YOU MARK FEWER THAN TWELVE “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, YOUR SHARES WILL ONLY BE VOTED “FOR” THE NOMINEES YOU HAVE SO MARKED. IF NO DIRECTION IS INDICATED WITH RESPECT TO HOW YOU WISH TO VOTE YOUR SHARES, THE PROXIES NAMED THEREIN WILL VOTE SUCH SHARES “FOR” THE FOUR BOOTS NOMINEES AND “FOR” THE EIGHT UNOPPOSED COMPANY NOMINEES.

The Company has set the close of business on [__], 2024 as the record date for determining Stockholders entitled to notice of, and to vote at, the 2024 Annual Meeting (the “Record Date”). Stockholders of record at the close of business on the Record Date will be entitled to vote at the 2024 Annual Meeting. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted on at the 2024 Annual Meeting. According to the Company, there were 434,215,269 shares of Common Stock outstanding as of February 20, 2024. The Company’s definitive proxy statement for the 2024 Annual Meeting is expected to provide the number of shares of Common Stock outstanding and entitled to vote at the 2024 Annual Meeting as of the Record Date.

As of the close of business on [__], 2024, the Participants in this solicitation collectively own an aggregate of [__] shares of Common Stock (the “Boots Group Securities”). The Participants that own Common Stock intend to vote their Common Stock “FOR” the election of the four Boots Nominees, “WITHHOLD” on or not vote “for” the election of the four Opposed Company Nominees, “[__]” the election of the eight Unopposed Company Nominees, “FOR” the approval of the Bylaw Proposal, “FOR” the Auditor Proposal, and “[__]” the Compensation Proposal.

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD universal proxy card or GOLD voting instruction form today.

We are not aware of any other matters to be brought before the 2024 Annual Meeting other than as described herein. Should other matters, which we are not aware of a reasonable time before this solicitation, be brought before the 2024 Annual Meeting, the persons named as proxies in the enclosed GOLD universal proxy card or GOLD voting instruction form will vote on such matters in their discretion. The mailing address of the principal executive offices of the Company is 8020 Katy Freeway, Houston, Texas 77024.

WE URGE YOU TO VOTE “FOR” THE ELECTION OF THE FOUR BOOTS NOMINEES AND “WITHHOLD” ON OR NOT VOTE “FOR” THE ELECTION OF THE FOUR OPPOSED COMPANY NOMINEES BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED GOLD UNIVERSAL PROXY CARD TODAY. WE MAKE NO RECOMMENDATION WITH RESPECT TO YOUR VOTES ON THE ELECTION OF THE EIGHT Unopposed COMPANY NOMINEES.

WE URGE YOU TO VOTE “FOR” THE BYLAW PROPOSAL AND “FOR” THE AUDITOR PROPOSAL BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED GOLD UNIVERSAL PROXY CARD OR GOLD VOTING INSTRUCTION FORM TODAY.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE COMPENSATION PROPOSAL.

PLEASE SIGN, DATE AND RETURN THE GOLD UNIVERSAL PROXY CARD OR GOLD VOTING INSTRUCTION FORM VOTING “FOR” THE ELECTION OF THE FOUR BOOTS NOMINEES TODAY IN THE POSTAGE PAID ENVELOPE PROVIDED.

HOLDERS OF SHARES AS OF THE RECORD DATE ARE URGED TO SUBMIT A GOLD UNIVERSAL PROXY CARD EVEN IF YOUR SHARES OF COMMON STOCK WERE SOLD AFTER THE RECORD DATE.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY THE COMPANY OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD UNIVERSAL PROXY CARD OR GOLD VOTING INSTRUCTION FORM. THE LATEST DATED PROXY IS THE ONLY ONE THAT WILL BE COUNTED. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE 2024 ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE 2024 ANNUAL MEETING OR BY VOTING IN PERSON AT THE 2024 ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting
This Proxy Statement and our GOLD universal proxy card are available at

www.[__].com

IMPORTANT

Your vote is important, no matter how many shares of Common Stock you own. We urge you to sign, date and return the enclosed GOLD universal proxy card or GOLD voting instruction form today to vote “FOR” the election of the four Boots Nominees and “WITHHOLD” on or not vote “for” the election of the four Opposed Company Nominees. We make no recommendation with respect to your votes on the election of the eight Unopposed Company Nominees.

We urge you to vote “FOR” the Bylaw Proposal and “FOR” the Auditor Proposal. We make no recommendation with respect to the Compensation Proposal.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed GOLD universal proxy card and return it to Boots Capital c/o Morrow Sodali LLC, c/o Proxy Services, 19 Drew Court, Suite 3, Ronkonkoma, NY 11779 (“Morrow Sodali”) in the enclosed envelope today.

•	If your shares of Common Stock are held in a brokerage account you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a GOLD voting instruction form, are being forwarded to you by your broker. As a beneficial owner, if you wish to vote, you must instruct your broker how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

•	Depending upon your broker, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting instruction form.

As we are using a “universal” proxy card containing both the Boots Nominees as well as the Company’s nominees to the Board, there is no need to use any other proxy card regardless of how you intend to vote.

We strongly urge you NOT to sign or return any WHITE universal proxy cards or voting instruction forms that you may receive from Crown Castle. If you return the WHITE management proxy card or voting instruction form, it will revoke any proxy card or voting instruction form you may have sent to us previously.

If you have any questions, require assistance in voting

or need additional copies of the Boots Parties’ proxy materials,

please contact our proxy solicitor:

Morrow Sodali LLC

430 Park Ave., 14th Floor

New York, New York 10022

Stockholders call toll-free: (800) 662-5200

Banks and Brokers call: (203) 658-9400

By Email: Boots@info.morrowsodali.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this Proxy Statement and accompanying materials contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Boots Parties or any of the other Participants prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by any of the foregoing that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Boots nor any other Participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements in this Proxy Statement to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. The Boots Parties and other Participants do not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

BACKGROUND OF THE SOLICITATION

The following is a chronology of events leading up to this proxy solicitation:

•	In August 2023, Theodore B. Miller, Jr., President of 4M Investments and Tripp H. Rice, Partner of 4M Investments, began evaluating the Company’s financial and operating performance, including with respect to the Company’s fiber business and its corporate governance. Over the next several months, Mr. Miller and Mr. Rice, together with financial, tax, legal and industry advisors, developed a plan to re-focus and repair the Company in the near-term and drive sustainable growth in the long-term (the “Boots Strategic Plan”), a key feature of which is the sale of the Company’s underperforming fiber business.

•	On August 15, 2023, Mr. Miller emailed, called and left a voicemail for the Chair of the Board, P. Robert Bartolo, with the intention of discussing the Company’s underperforming fiber business and beginning a process of constructive engagement. Mr. Miller did not receive a response.

•	On September 14, 2023, at the Bank of America 2023 Media, Communications & Entertainment Conference, the Company’s Executive Vice President and Chief Financial Officer, Daniel Schlanger, reaffirmed the Company’s commitment to its fiber business and expressed optimism about the segment’s growth rates.

•	On October 19, 2023, the Company held an earnings call announcing its results for the third quarter of 2023. On the call, representatives of the Company reiterated the Company’s continued support and optimism for its fiber strategy. Jay A. Brown, the Chief Executive Officer (“CEO”) of the Company at the time, stated, “Our full year 2024 outlook demonstrates the benefits of complementing our tower business with a leading portfolio of small cells and fiber.” Mr. Brown continued to discuss expectations for 2024, stating that, “for fiber solutions, we expect continued acceleration of leasing activity, combined with a lower churn, to generate organic growth of 3%.” and “we believe the small cell business is another great example of how we can build a business where our unique capabilities drive sustainable advantages that can grow significant long-term value. In 2024, we plan to capitalize on these opportunities, resulting in approximately $1.2 billion in discretionary capital expenditures, net of customer contributions, with $1.1 billion in our fiber segment.”

•	Beginning in October through December 2023, Boots Capital, 4M Management Partners and 4M Investments entered into non-disclosure agreements (the “Confidentiality Agreements”) with certain third parties, including asset managers, private equity firms, investment companies, hedge funds and companies in the infrastructure, communications and real estate industries (collectively, the “Strategic Parties”). The Strategic Parties were engaged either as potential investors in the Boots Funds or identified as potential bidders and financing sources in a transaction involving the fiber assets of the Company (in which Boots Capital itself would not participate). The engagement of these Strategic Parties was in connection with the development of the Boots Strategic Plan.

•	On November 27, 2023, Elliott Investment Management L.P. (“Elliott”) publicly released a letter addressed to the Board and an accompanying presentation detailing its “Restoring the Castle” campaign, which called for (i) new executive leadership; (ii) a strategic and operating review of the Company’s fiber business; (iii) optimized management-incentive plans; and (iv) improved corporate governance. Elliott described the Company’s fiber strategy in the letter as “value destructive.”

•	On November 28, 2023, Elliott publicly released a letter to the Board criticizing the Company’s adoption of “extraordinarily shareholder-unfriendly amendments” to its Bylaws in 2021, specifically identifying certain “Acting in Concert” provisions. In the letter, Elliott stated its belief that the Board’s actions with respect to the Bylaw amendments constituted “a classic form of entrenchment,” were prohibited under the Delaware General Corporation Law (the “DGCL”) and resulted in a breach of the Board’s fiduciary duties. Elliott also disclosed in the letter that it had submitted to the Company a demand pursuant to Section 220 of the DGCL in order to inspect certain books and records of the Company related to these Board actions.

•	Also on November 28, 2023, James Woolery and Benjamin Howard of Woolery & Co PLLC, an advisor to Boots Capital, spoke on the telephone with Jason Genrich, a Senior Portfolio Manager with Elliott. During the conversation, Mr. Woolery shared a high level overview of the Boots Strategic Plan with Mr. Genrich, who expressed his agreement with the thesis of the plan. Mr. Genrich asked how Elliott could be helpful. Mr. Woolery informed Mr. Genrich that Boots Capital was raising capital to acquire interests in the Company’s Common Stock. Mr. Woolery then clarified that his client’s desire was to have Elliott connect Boots Capital with Elliott investors who may have an interest in investing in a vehicle taking a longer-term position in the Company.

•	On December 7, 2023, the Company filed a Form 8-K, which announced that on December 6, 2023, the Board amended and restated its Bylaws to remove the “Acting in Concert” related provisions.

•	Also on December 7, 2023, the Company filed a Form 8-K, which announced that on December 6, 2023, the Company’s CEO, Jay A. Brown, informed the Board of his decision to retire, effective January 16, 2024. In connection with Mr. Brown’s retirement, the Company announced that it appointed Anthony J. Melone, a member of the Board, as Interim CEO, effective January 16, 2024.

•	On December 8, 2023, Elliott issued a statement commending the leadership transition and restating its belief that additional changes at the Company were needed, including a comprehensive review of the fiber business.

•	On December 15, 2023, Mr. Miller emailed, called and left a voicemail for Mr. Bartolo with the intention of sharing with Mr. Bartolo and other members of the Board the Boots Strategic Plan, including the analysis and work conducted in connection with the sale of the Company’s fiber business. Mr. Miller did not receive a response.

•	On December 18, 2023, Mr. Miller sent a follow-up email to Mr. Bartolo, but did not receive a response.

•	On December 20, 2023, Mr. Miller sent a further follow-up email to Mr. Bartolo, but did not receive a response.

•	Also on December 20, 2023, the Company filed a Form 8-K announcing that, on December 19, 2023, the Company entered into a cooperation agreement with Elliott (the “Elliott Cooperation Agreement”), pursuant to which the Company, among other things, agreed to (i) appoint Mr. Genrich as a director and Sunit Patel as an independent director to the Board (together, the “New Directors”), (ii) nominate the New Directors to stand for election at the 2024 Annual Meeting, (iii) cap the size of the Board at (x) 12 directors prior to January 16, 2024 and (y) 11 directors from January 16, 2024 until the Expiration Date (as defined in the Elliott Cooperation Agreement), or 12 directors from the appointment of a new CEO until the Expiration Date, (iv) establish a fiber review committee (the “Fiber Review Committee”) to oversee and direct the review of strategic and operational alternatives with respect to the Company’s fiber and small cell business with such committee to be comprised of five members of the Board, including the New Directors, and (v) establish a CEO Search Committee to be comprised of four members of the Board, including Mr. Genrich, to conduct a search to identify candidates for and assist the Board in selecting the Company’s next CEO and President. Additionally, the Company announced that two directors, W. Benjamin Moreland and Maria M. Pope, resigned from their positions as members of the Board. The Form 8-K also announced that on December 19, 2023, the Board adopted amended and restated Bylaws eliminating the requirement that Stockholders seeking to submit proposals or to nominate director candidates provide the Company with certain information that could be difficult for such stockholders to obtain.

•	Also on December 20, 2023, Mr. Green emailed Mr. Moreland requesting a meeting to discuss the Boots Strategic Plan.

•	On December 21, 2023, Mr. Miller, Mr. Rice and Mr. Green (via videoconference) attended an in-person meeting with Mr. Moreland at the offices of Boots Capital during which Mr. Miller, Mr. Rice and Mr. Green shared the details of the Boots Strategic Plan with Mr. Moreland. During the meeting, Mr. Moreland provided feedback that the thesis of the Boots Strategic Plan was compelling and agreed that a meeting with Mr. Bartolo would be valuable. Mr. Moreland communicated that he would reach out to Mr. Bartolo and Mr. Melone to facilitate a meeting.

•	Also on December 21, 2023, Mr. Miller spoke with Mr. Brown on the phone, during which Mr. Brown agreed that a meeting between Mr. Miller and Mr. Bartolo and/or Mr. Melone would be valuable. Mr. Brown agreed to reach out to Mr. Bartolo to facilitate a meeting.

•	Also on December 21, 2023, Mr. Bartolo emailed Mr. Miller that he and Mr. Melone would be available to meet with Mr. Miller on December 27, 2023.

•	On December 22, 2023, Mr. Miller spoke with Mr. Schlanger to discuss the Boots Strategic Plan.

•	On December 27, 2023, Mr. Miller, Mr. Rice and Mr. Green attended an approximately ninety-minute meeting with Mr. Bartolo and Mr. Melone via videoconference, during which Mr. Miller, Mr. Rice and Mr. Green presented a detailed overview of the Boots Strategic Plan.

•	On December 29, 2023, Mr. Miller sent a letter to Mr. Bartolo and Mr. Melone, thanking them for their time, suggesting an in-person meeting to discuss any follow-up questions on the Boots Strategic Plan and expressing Mr. Miller’s desire to work collaboratively with the Board.

•	On December 30, 2023, Mr. Bartolo responded via email to Mr. Miller that he and the Fiber Review Committee would discuss Mr. Miller’s proposal at the next committee meeting in January, an exact date for which had not been set, and that he would revert with a response.

•	On January 5, 2024, Mr. Miller sent a letter to Mr. Bartolo explaining that the Boots Strategic Plan extends beyond the fiber business and requesting an opportunity to present the Boots Strategic Plan in its entirety to the full Board.

•	On January 10, 2024, in accordance with Article II, Section 2.07(c)(vii) of the Bylaws, Stephen Fraidin, a partner at Cadwalader, Wickersham & Taft LLP (“Cadwalader”) (corporate counsel to Mr. Miller and Boots Capital), sent a letter to Donald J. Reid, the Company’s Corporate Associate General Counsel and Corporate Secretary, requesting the Company’s written questionnaire and written representation and agreement (collectively, the “Director Questionnaire”) to be completed by proposed nominees to the Board.

•	On January 12, 2024, Mr. Reid delivered the Director Questionnaire to Mr. Fraidin via email and confirmed the same was mailed to Mr. Fraidin’s attention via FedEx.

•	Also on January 12, 2024, Mr. Bartolo informed Mr. Miller that the Fiber Review Committee had approved Mr. Miller’s request to present the Boots Strategic Plan to the full Board and that the Board would aim to schedule the meeting at the end of January or early February 2024.

•	On January 15, 2024, Mr. Miller sent a letter to Mr. Bartolo requesting that the meeting be scheduled as soon as practicable.

•	Also on January 15, 2024, Mr. Miller sent an email to Ms. Tammy Jones, a member of the Board, offering to discuss the Boots Strategic Plan with her.

•	On January 16, 2024, Ms. Jones responded to Mr. Miller that she had been kept informed of events by Mr. Bartolo and looked forward to the meeting with Mr. Miller and the Board.

•	On January 17, 2024, the Company announced the appointment of Bradley E. Singer to the Board.

•	Also on January 17, 2024, Mr. Miller received and accepted an invitation to meet with the Board on January 30, 2024.

•	On January 20, 2024, Mr. Miller sent a letter to Mr. Bartolo to provide certain information in advance of the January 30, 2024 meeting with the Board, including the names of the anticipated attendees.

•	On January 28, 2024, Mr. Rice sent Mr. Bartolo and Mr. Melone an executive summary of the Boots Strategic Plan in advance of the January 30, 2024 meeting with the Board.

•	On January 30, 2024, Mr. Miller, Mr. Rice, Mr. Green, Mr. Wheeler and certain of Mr. Miller’s representatives, including Mr. Woolery and Mr. Fraidin, met with the Board via videoconference, during which Mr. Miller, Mr. Rice and Mr. Green presented the Boots Strategic Plan. The Boots Strategic Plan outlined a twenty-two part analysis of the Company’s business, including a detailed plan to sell the Company’s fiber business and transition the Company to a pure-play tower company. In addition, certain leadership changes were proposed, including the appointment of Mr. Miller, Mr. Rice, Mr. Green and Mr. Wheeler to the Board, with Mr. Miller serving as Executive Chairman. The presentation lasted approximately ninety minutes, during which members of the Board had an opportunity to ask questions. Members of a “Big Four” accounting firm, engaged by 4M Investments in connection with the Boots Strategic Plan, and representatives from Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”) (legal counsel to the Fiber Review Committee) and Morgan Stanley & Co. LLC (a financial advisor to the Fiber Review Committee), were also in attendance.

•	On February 2, 2024, Mr. Miller received a letter from Mr. Bartolo stating that the Board believed that there was “strong alignment” between Mr. Miller’s recommendations and the priorities of the Company and the Board, including the strategic review of the fiber business. The letter expressed the Board’s appreciation for Mr. Miller’s substantial efforts to engage potential investors and lenders to the fiber business and stated that the Board would welcome a non-binding proposal from Mr. Miller’s investor group to acquire or invest in Company’s fiber business. The letter also communicated that the Board’s Nominating, Environmental, Social and Governance Committee (the “NESG Committee”) would, following receipt of completed Director Questionnaires, conduct interviews with each of the Boots Nominees and that the Board would evaluate each candidate’s experience, background and relevant skills in the context of those found on the current Board. The letter concluded by stating the Board would revert once it evaluated the Boots Nominees at the next scheduled meeting of the full Board and NESG Committee at the end of February.

•	On February 4, 2024, Mr. Miller sent a letter to Mr. Bartolo, which attached a completed Director Questionnaire for each Boots Nominee. Mr. Miller clarified in the letter that the Boots Parties had no interest in bidding for the fiber business, reiterating a point that had been conveyed during the January 30, 2024 meeting. Mr. Miller reiterated that Boots Capital was willing to provide assistance to the Company in the evaluation of the fiber business and sale process it may conduct. Additionally, Mr. Miller noted the deadline of February 17, 2024 under the Bylaws to nominate directors to the Board at the 2024 Annual Meeting and stated that it would be in the best interests of all parties to reach a resolution as promptly as possible ahead of that deadline. Mr. Miller communicated that each Board Nominee would be available to meet with the NESG Committee immediately.

•	On February 5, 2024, Mr. Miller left voicemails for, and sent an email to, Mr. Bartolo and Mr. Melone to follow up on the February 4, 2024 letter. Mr. Melone responded via email confirming receipt of the February 4, 2024 letter and completed Director Questionnaires, noting that the NESG Committee would try to schedule interviews that week. Mr. Miller responded to Mr. Melone confirming that the Boots Nominees were standing by and requesting an informal discussion with Mr. Melone and Mr. Bartolo.

•	Also on February 5, 2024, Mr. Bartolo sent a letter to Mr. Miller confirming receipt of the February 4, 2024 letter and completed Director Questionnaires. The letter acknowledged that the next scheduled meeting of the Board would occur after the February 17, 2024 nomination deadline and stated that the Board would nevertheless schedule a special meeting of the Board in order to respond to Mr. Miller’s proposals prior to the deadline.

•	On February 7, 2024, Mr. Bartolo sent an email to Mr. Miller thanking him for the detailed presentation to the Board and stating that he would be in touch with Mr. Miller after the NESG Committee had completed their work and the Board had met to discuss Mr. Miller’s proposal.

•	Also on February 7, 2024, Mr. Reid sent an email to Mr. Fraidin with three follow-up questions from the Board on the previously completed Director Questionnaires. Responses to those questions were provided to Mr. Reid later in the day.

•	On February 8, 2024 and February 9, 2024, each of Mr. Miller, Mr. Rice, Mr. Green and Mr. Wheeler were interviewed by the members of NESG Committee via videoconference.

•	On February 9, 2024, Mr. Miller left a voicemail for Mr. Bartolo to understand the Board’s timing on the evaluation of the Boots Nominees and requested that Mr. Bartolo call him back. Mr. Bartolo did not respond.

•	On February 13, 2024, after no response from Mr. Bartolo or the Board, and with the deadline to nominate directors for election to the Board at the 2024 Annual Meeting approaching, Mr. Fraidin delivered to Mr. Reid, on behalf of Mr. Miller, a notice of nomination (the “Notice of Nomination”), nominating Mr. Miller, Mr. Rice, Mr. Green and Mr. Wheeler for election to the Board at the 2024 Annual Meeting.

•	On February 14, 2024, Mr. Fraidin of Cadwalader sent a letter on behalf of Mr. Miller and Boots Capital to Scott Barshay of Paul Weiss (the “February 14 Letter”), which outlined concerns regarding the Elliott Cooperation Agreement. The February 14 Letter posited that the breadth of the governance rights granted by the Company to Elliott was a disproportionate response in relation to the threat posed by Elliott’s public campaign and requested that the Elliott Cooperation Agreement be put to a stockholder vote.

•	Also on February 14, 2024, Mr. Barshay left a voicemail for Mr. Fraidin acknowledging receipt of the February 14 Letter and informing Mr. Fraidin, on behalf of the Company, that the NESG Committee and the Board had decided not to appoint or recommend any of the Boots Nominees for election to the Board at the 2024 Annual Meeting.

•	Also on February 14, 2024, the Company announced that it expects the 2024 Annual Meeting to be held on May 22, 2024 and that the location, time and record date for the 2024 Annual Meeting would be announced at a later time.

•	On February 20, 2024, the Participants issued a press release, which included a letter from Mr. Miller to Mr. Bartolo. The letter reiterated Mr. Miller’s concerns with the management of the Company and the Elliott Cooperation Agreement and stated the objectives of the Boots Strategic Plan. The February 14 Letter and a redacted copy of the Boots Strategic Plan were publicly filed together with the press release and commentary posted to an online forum called “TheLayoff.com” from individuals expressing concern about the Company’s management.

•	Also on February 20, 2024, Mr. Barshay sent a letter to Mr. Fraidin challenging assertions made in the February 14 Letter and notifying Mr. Fraidin of the Company’s rejection of the request to submit the Elliott Cooperation Agreement to a vote of the Stockholders.

•	Also on February 20, 2024, the Company issued a press release confirming the nomination by Boots Capital of the Boots Nominees and the Board’s determination not to recommend any of the Boots Nominees for election at the 2024 Annual Meeting.

•	On February 27, 2024, litigation counsel for Mr. Miller and Boots Capital filed a Verified Complaint (the “Boots Complaint”) in the Court of Chancery of the State of Delaware (the “Delaware Court of Chancery”) commencing an action against the Company, the Board (the “Director Defendants” and together with the Company, the “Crown Castle Defendants”) and Elliott, entitled Miller, et al. v. Bartolo, et al., C.A. No. 2024-0176-JTL (Del. Ch.) (the “Delaware Action”). As set forth in greater detail therein, the Boots Complaint contended that the Elliott Cooperation Agreement entrenches the current members of the Board, constitutes a breach of the Bylaws and constitutes a breach of the Board’s fiduciary duties. Accordingly, Mr. Miller and Boots Capital sought judgment: (i) invalidating and declaring unenforceable the Elliott Cooperation Agreement; (ii) finding that the Director Defendants breached their fiduciary duties; (iii) finding that Elliott aided and abetted the Director Defendants’ breaches of their fiduciary duties; (iv) finding that the Company breached the Bylaws; and (v) enjoining the Company and the Board from enforcing certain provisions of the Elliott Cooperation Agreement, including that the Company recommend that Stockholders vote for the election of the New Directors at the 2024 Annual Meeting, solicit proxies in connection with such election and cause all Common Stock represented by proxies granted to the Company to be voted for the New Directors.

•	Along with the Boots Complaint, on February 27, 2024, litigation counsel for Mr. Miller and Boots Capital filed a Motion to Expedite (the “Motion to Expedite”) with the Delaware Court of Chancery and a Motion requesting an order enjoining the Company to maintain the status quo while their claims are litigated on an expedited basis (the “Status Quo Motion”) and requested a hearing at the Court’s earliest convenience.

•	The Delaware Court of Chancery granted the Motion to Expedite the next day. In his February 28, 2024 order granting the motion to expedite (the “Expedition Order”), Vice Chancellor J. Travis Laster stated that, “Expedition seems plainly warranted. The claims are more than colorable, the election-contest supports a threat of immediate, irreparable harm, and the approaching annual meeting creates time pressure.”

•	On February 28, 2024, Mr. Miller, on behalf of Boots Capital and the other Participants, issued a press release describing the Delaware Action.

•	Also on February 28, 2024, the Company issued a statement asserting that the Delaware Action was without merit and that the Board and the management team of the Company were focused on conducting the Company’s business, including completing the strategic and operating review of the fiber business and its CEO search.

•	On February 29, 2024, litigation counsel to Mr. Miller and Boots Capital filed a Verified Amended Complaint with Delaware Court of Chancery (the “Amended Boots Complaint”), which amended the Boots Complaint with additional information supportive of the claims contained therein and theories upon which relief may be granted.

•	On March 4, 2024, the Company filed a Form 8-K announcing that, on March 3, 2024, the Company entered into an amendment to the Elliott Cooperation Agreement (the “Amended Elliott Cooperation Agreement”). The Amended Elliott Cooperation Agreement provides (i) for the elimination on the limitations on the size of the Board as well as the size of each of the Fiber Review Committee and the Chief Executive Officer Search Committee and provides that the Board may change the size of the Board or either committee, (ii) that Elliott will vote at the 2024 Annual Meeting any Common Stock beneficially owned by it or certain of its affiliates pro rata in accordance with the vote of the other Stockholders at the 2024 Annual Meeting on any matter submitted to a vote of Stockholders and (iii) that if the Board determines in good faith after consulting with counsel that its fiduciary duties require recommending a vote “against”) or rescinding a recommendation “for”) either or both of the New Directors, then, among other things, the Board (A) may change its recommendation regarding either or both of the New Directors and (B) will have no obligation to solicit proxies with respect to any New Director whom it is no longer recommending, provided that Elliott will be permitted to solicit proxies in favor of any such New Director (the “Recommendation Provision”). The same day, the Crown Castle Defendants and Elliott Defendants filed a joint motion requesting that the Court vacate its February 28, 2024 Expedition Order in light of the Amended Elliott Cooperation Agreement (the “First Motion to Vacate Expedition”).

•	Also on March 4, 2024, Mr. Miller issued a statement in response to the Amended Elliott Cooperation Agreement, stating that the amendment indicates an admission by the Company that the Board’s process with respect to the Elliott Cooperation Agreement was flawed and reiterating Mr. Miller’s intention to continue to pursue the Delaware Action.

•	On March 5, 2024, the Company issued a press release, which stated that the Delaware Action was without merit and described the changes to the Elliott Cooperation Agreement reflected in the Amended Elliott Cooperation Agreement.

•	On March 5, 2024, the Crown Castle Defendants and Elliott Defendants filed an Opposition to Plaintiff’s Status Quo Motion urging the Court not to grant the requested relief.

•	On March 6, 2024, Mr. Miller and Boots Capital filed an Opposition to the First Motion to Vacate Expedition. urging the Court to hear their claims on an expedited basis, notwithstanding Defendants’ amendments to the Elliott Cooperation Agreement.

•	On March 7, 2024, the Crown Castle Defendants and Elliott Defendants filed a joint Reply in support of the First Motion to Vacate Expedition reiterating their position on expedition.

•	On March 7, 2024, the Crown Castle Defendants and Elliott Defendants each answered the Amended Boots Complaint. The Crown Castle Defendants denied each of the asserted claims and stated that the Amended Boots Complaint was “without merit.” The Elliott Defendants likewise denied all of the claims asserted in the Amended Boots Complaint.

•	On March 7, 2024, Mr. Miller, on behalf of Boots Capital and the other Participants, publicly filed an unredacted copy of the Boots Strategic Plan.

•	On March 8, 2024, the Delaware Court of Chancery heard oral argument on the First Motion to Vacate Expedition and the Status Quo Motion before Vice Chancellor Laster. At the hearing, Vice Chancellor Laster instructed the Company to give Mr. Miller and Boots sufficient advance notice to seek the court’s intervention should it hire a new CEO or sell the Fiber unit. Following the hearing, Vice Chancellor Laster entered an order instructing that Mr. Miller and Boots Capital’s challenge to the Amended Cooperation Agreement’s Recommendation Provision and Unocal claim would be heard on an expedited basis.

•	On March 13, 2024, Mr. Miller issued a press release in the form of an open letter to the Board and the Company’s employees and shareholders. The letter calls for a change in leadership at the Company, reiterates Mr. Miller’s belief that the Boots Strategic Plan is the right approach for the Company and urges that the parties work together to improve the Company and all shareholder prospects.

•	On March 14, 2024, the Crown Castle Defendants and Elliott Defendants filed a second joint motion to vacate the Expedition Order (the “Second Motion to Vacate Expedition”). In the motion, Defendants advised the Court that Elliott agreed to irrevocably waive the Recommendation Provision (the “Elliott Waiver”), which permits the Board to change its recommendation for any director for any reason without regard to the “fiduciary out” modification the Company and Elliott had added to the Amended Elliott Cooperation Agreement. In light of the Elliott Waiver, the Board represented to the Delaware Court of Chancery that it intends to run a fresh recommendation process before the Board makes any recommendation to Stockholders in its preliminary proxy statement. As a result of the Elliott Waiver and the Board’s commitment to run a fresh process to evaluate director nominees, the Crown Castle Defendants assured the Court that expedited proceedings were no longer necessary.

•	On March 15, 2024, Mr. Miller and Boots Capital filed an opposition to the Second Motion to Vacate Expedition, urging the Court to hear their Unocal claim prior to the 2024 Annual Meeting.

•	Also on March 15, 2024, Mr. Miller received a letter from Mr. Melone, on behalf of the Board, requesting that Mr. Miller provide the following information in connection with his recommendation that the Company sell its fiber business: (i) confirmation as to whether or not Mr. Miller and the Strategic Parties intend to submit to the Board for review a non-binding proposal for a fiber transaction; (ii) the identity of the Strategic Parties; and (iii) whether the Confidentiality Agreements entered into with the Strategic Parties contain any “non-circumvention” provisions that would prevent the Strategic Parties from engaging with the Company without Mr. Miller’s consent.

•	On March 17, 2024, the Crown Castle Defendants and Elliott Defendants filed a Reply in support of the Second Motion to Vacate Expedition.

•	On March 18, 2024, the Delaware Court of Chancery issued an order noting that, “[i]n addition to waiving the Recommendation Provision, the Crown Castle Defendants have agreed to conduct a new process to evaluate director nominees...The waiving of the Recommendation Provision provides the relief that the plaintiffs could have obtained through a preliminary injunction. The undertaking to conduct a new process provides relief beyond what the court would order at the preliminary injunction stage.” The court vacated expedition and instructed that Plaintiff’s remaining claims would continue on a non-expedited basis. The Order also cautioned the Crown Castle Defendants that Mr. Miller and Boots Capital are permitted to renew their application for expedited hearing and, “[c]onsistent with the court’s prior admonitions, the court does not want to be presented with a fait accompli that both interferes with the proxy contest and prevents the plaintiffs from having a fair opportunity to present a challenge.”

•	Also on March 18, 2024, Mr. Miller responded to Mr. Melone’s letter by reiterating that Boots Capital is not interested in bidding for the fiber assets, and thus would not be submitting a non-binding proposal for a fiber transaction; however, Mr. Miller noted his continued desire to work with the Board to facilitate a fiber sale. Additionally, Mr. Miller stated that disclosing the identities of the Strategic Parties would deviate from commercial business expectations. Lastly, Mr. Miller confirmed that the Confidentiality Agreements do not prevent the Strategic Parties from engaging with the Company in any way.

•	Also on March 18, 2024, Mr. Miller received a letter from Mr. Melone, on behalf of the Board, requesting an explanation or detailed analysis of the tax benefits Mr. Miller believes could be realized by the Company if a transaction involving the Company’s fiber business is completed in 2024, instead of 2025.

•	On March 19, 2024, litigation counsel to Mr. Miller delivered a letter to the Company requesting the inspection of certain stockholder list materials and related information pursuant to Section 220 of the DGCL.

•	Also on March 19, 2024, Mr. Miller and Mr. Bartolo met in person in San Diego, California. During their conversation, Mr. Miller and Mr. Bartolo discussed their experiences as well as the Boots Nominees and the Elliott Cooperation Agreement. Mr. Bartolo conveyed that he was under the impression that the Boots Nominees would be submitting updated Director Questionnaires. Mr. Miller confirmed to Mr. Bartolo that there were no updates to be made to the Director Questionnaires, which had only recently been submitted to the Board.

•	On March 20, 2024, Mr. Bartolo and Mr. Miller exchanged messages in which Mr. Bartolo conveyed to Mr. Miller that the next step in the fresh recommendation process was for the NESG Committee and Board to hold meetings and that the Board would be in touch thereafter. Mr. Miller expressed to Mr. Bartolo his interest in providing certain clarifications following their March 19th meeting and that one of Mr. Miller’s advisors would reach out to the Company’s counsel to understand the timing and scope of the fresh recommendation process. Mr. Miller and Mr. Bartolo also spoke on the phone that day as a follow-up to their March 19th meeting.

•	Also on March 20, 2024, Mr. Miller sent a letter to Mr. Melone in response to Mr. Melone’s March 18 letter. In the letter, Mr. Miller requested additional information with respect to the fresh recommendation process, provided an explanation of the basis of the tax analysis related to a 2024 sale of the Company’s fiber business and repeated his desire to work with the Board toward a successful future of Crown Castle. Mr. Miller provided with the letter a form of confidentiality agreement used with the Strategic Parties and requested that the parties enter into their own confidentiality agreement to enable Mr. Miller to give the Board full access to the full suite of Boots diligence materials and analysis, as well as provide the Board with complete access to their advisors. The letter also noted that the inclusion of the Boots Nominees on the Board would facilitate the free exchange of information and lead to robust discussions to advance the interest of all of Crown Castle’s constituencies.

•	Later on March 20, 2024, an advisor to the Boots Nominees contacted a representative from Paul Weiss seeking clarity on (i) the Company’s decision to not have disclosed to shareholders the Elliott Waiver and fresh recommendation process and (ii) when the Boots Nominees would be informed of what the fresh recommendation process would entail, including when the Boots Nominees would be given a chance to participate in the process and meet with the Board. An advisor to the Boots Nominees was informed by a representative of Paul Weiss that evening that the Boots Nominees would be invited to meet with the Board the following morning.

•	On March 21, 2024, the Boots Nominees attended a meeting with the Board via videoconference. The meeting lasted approximately an hour, during which the Boots Nominees responded to questions from the members of the Board regarding the additive experience and credentials of the Boots Nominees.

•	Also on March 21, 2024, Mr. Miller and Mr. Melone had a discussion following the Board meeting.

•	On March 22, 2024, Mr. Melone sent a letter to Mr. Miller on behalf of the Board requesting the identities of the Strategic Parties to the Confidentiality Agreements.

•	Also on March 22, 2024, Mr. Miller reached out to Mr. Bartolo to request a follow-up meeting with Mr. Bartolo and Mr. Melone to discuss the fresh recommendation process and the way forward.

•	On March 24, 2024, Mr. Bartolo responded to Mr. Miller about scheduling a meeting in early April.

•	On March 25, 2024, the Company filed its preliminary Proxy Statement with the U.S. Securities and Exchange Commission (the “SEC”) and issued a press release, proposing twelve incumbent directors for election at the 2024 Annual Meeting.

•	On March 27, 2024, Mr. Miller responded to Mr. Melone’s March 22nd letter suggesting again that the parties enter into a confidentiality agreement, after which Mr. Miller would seek to obtain permissions from the Strategic Parties to the Confidentiality Agreements in order to disclose their identities to the Board.

•	Also on March 27, 2024, Mr. Miller responded to Mr. Bartolo’s email from March 24th stating that based on recent developments, a meeting was no longer necessary but that it may be appropriate to resume discussions in the future.

•	On March 28, 2024, Boots Capital and the other Participants filed a preliminary Proxy Statement with the SEC in connection with the solicitation of proxies from the Stockholders with respect to the 2024 Annual Meeting.

REASONS FOR THE SOLICITATION

We are seeking Stockholder support for the Boots Nominees because we believe that Crown Castle has great potential, but currently finds itself in a period of turmoil. Mr. Miller co-founded Crown Castle in 1994 and served as the Company’s CEO from 1994 to 2002 and Chairman of the Board from 1999 to 2002. Mr. Miller believes that over the past decade-plus, the Company’s leadership engaged in a series of strategic and operational missteps. These include, most notably, the sale of international assets, resulting in potentially billions of dollars of opportunity loss for Stockholders, and the imprudent acquisition and capital investment of over $20 billion of fiber assets since 2012, that has reduced shareholder returns.

The Company’s stock price has performed worse than its direct peers during the 15-year, 10-year, 5-year, 3-year, 2-year and 1-year periods prior to January 1, 2024. The Company spends over a billion dollars each year in capital expenditures related to its fiber business, a segment that consistently generates returns only in line with its average weighted cost of capital. As a result of mismanagement and an ineffective deployment of resources, the Company has underperformed its peers over all relevant time periods in the last fifteen years. The Company does not produce returns at a level sufficient to fund its Stockholder dividends, forcing it turn to external financing to pay such dividends—a practice that is unsustainable. The Company has also had significant upheaval in its management ranks and reversed course on a number of important decisions. The Company experienced excessive turnover in its fiber business since acquiring the fiber assets, with more than a dozen of the executives from the Company’s fiber acquisitions resigning over the last ten years. In the last three years, the two executives leading the Company’s tower segment resigned. In October 2023, the Company announced the departure of its Chief Financial Officer, but that departure was reversed in light of the retirement of the Company’s CEO, Jay A. Brown, which was announced at the end of 2023. In December 2023, the Company cancelled its plans to relocate more than 1,000 employees at the Company’s Southpointe, Pennsylvania corporate campus, which had been announced just two months prior. We believe that Crown Castle’s chronic underperformance and chaotic management has led to an operational and personnel crisis that must be addressed immediately.

Mr. Miller formed an investment vehicle, Boots Capital, to acquire interests in the Company’s Common Stock. Mr. Miller invested in the Company based on the belief that he and the other Boots Nominees could work collaboratively with the Board to help return it to a profitable growth profile and create long-term, sustainable value for all Stockholders. Over the last eight months, Mr. Miller invested a significant amount of his own resources in this effort, forming a team of legal, financial, communications and tax advisors and industry experts to conduct in-depth due diligence and analysis. This work informed a detailed and comprehensive strategic plan for the near and long-term operations of the Company—the Boots Strategic Plan.

Our strategic plan to enhance Stockholder value and improve operations has three core tenets:

•      Accelerate the Sale of Crown Castle’s Fiber Business: Our analysis shows that a sale of the Company’s fiber business must be completed in 2024 in order to take advantage of over a billion dollars in potential tax efficiencies. We believe that we can facilitate this process and accelerate a sale timeline by providing the Board with access to the extensive due diligence work and analysis we have conducted over the past eight months and connecting the Board with the Strategic Parties we engaged under Confidentiality Agreements as potential financing sources and bidders for the fiber business.

•      Reboot Crown Castle as a Pure-Play Tower Company: We think the Company should be refocused as a pure-play tower company by redirecting capital from fiber to towers, implementing operational excellence in towers, adopting the digitization of assets to drive operational efficiency, and driving future growth in new market opportunities adjacent to the core tower business.

•      Revamp and Stabilize Crown Castle Leadership: The Boots Nominees have more than 50 years of combined experience in the tower business and their inclusion on the Board would fill a current void of industry-specific experience. Our nominees have a vision for the Company’s near and long-term future that we believe will instill confidence in the Company’s employees, customers, Stockholders and other stakeholders. If elected, the Boots Nominees would work diligently and to support the Board and the Company’s management during a period of major transition that resets Company culture and bolster employee morale. We selected our slate of nominees because we believe they are well suited to guide Crown Castle through this transition and execute on a value-enhancing strategy.

We shared the Boots Strategic Plan, including our proposed slate consisting of the Boots Nominees, with Chairman Bartolo on December 27, 2023 and with the full Board on January 30, 2024. Despite our efforts to engage constructively with the Board and management, we believe that the Company has taken measures to entrench the current Board. In our opinion, this has prevented or delayed the adoption of the necessary measures that we believe will put the Company on a path to maximizing value for all Stockholders. One example is the Elliott Cooperation Agreement, which was entered into on December 19, 2023, just twenty-two days after the public release of Elliott’s first letter to the Board. We believe that the Elliott Cooperation Agreement exemplifies the Company’s inadequate corporate governance. On February 14, 2024, we suggested that the Elliott Cooperation Agreement be submitted to a vote of the Stockholders. Following the Company’s rejection of our request, we filed the Delaware Action in an effort to have the Elliott Cooperation Agreement enjoined. Since we filed the Delaware Action, the Company and Elliott amended the provisions of the Elliott Cooperation Agreement on two separate occasions, which we believe was done in response to the claims we brought to light through our litigation. On March 3, 2024, the Company and Elliott entered into the Amended Elliott Cooperation Agreement changing or eliminating certain provisions of the Elliott Cooperation Agreement that our Complaint identified as improper under Delaware law. Then, when the Court scheduled an expedited preliminary injunction hearing on certain of our claims, notwithstanding these Amendments, Elliott agreed to irrevocably waive the Recommendation Provision and the Board stated its intention to run a fresh recommendation process to evaluate director nominees. We view these concessions by the incumbent Board and Elliott as a victory for all Stockholders and an admission by the Company that certain provisions of the Elliott Cooperation Agreement were misguided. We will continue to vigorously defend the rights of all Stockholders through this litigation and, while that process unfolds, we will continue to seek the implementation of our strategic objectives through the election of the Boots Nominees. We are undertaking this two-pronged approach in order to hold the incumbent Board accountable, optimize Stockholder value, and begin earning back the trust of Stockholders and the market at large.

We intend to run a facts-based and idea-driven contest and look forward to sharing additional information on the qualifications of our nominees and their strategic plans to maximize shareholder value in the lead-up to the 2024 Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

According to the Company’s proxy statement, the Company currently has a Board consisting of twelve directors, each elected annually by the Stockholders or, as vacancies arise, by the remaining Board members. We are seeking your support at the 2024 Annual Meeting to elect the four Boots Nominees, each for a term of one year, to serve until their respective successors are elected and qualified: Theodore B. Miller, Jr., Tripp H. Rice, Charles Campbell Green III and David P. Wheeler. Assuming the Boots Nominees receive sufficient votes to be elected to the Board, your vote to elect the Boots Nominees will have the legal effect of replacing four incumbent directors of the Company with the Boots Nominees. If all four Boots Nominees are elected, the Boots Nominees together will represent a minority of the members of the Board, and therefore it is not guaranteed that they will be able to implement any actions that may be necessary to enhance Stockholder value. However, we believe that the election of the Boots Nominees is an important step in the right direction for enhancing long-term value at the Company. There is no assurance that any incumbent director will serve as a director if elected to the Board. You should refer to the Company’s proxy statement for the names, background, qualifications and other information concerning the Company’s nominees.

This Proxy Statement is soliciting proxies to elect the four Boots Nominees. We have previously provided the required notice to the Company pursuant to the universal proxy rules, including Rule 14a-19(a)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend to solicit the holders of Common Stock representing at least 67% of the voting power of Common Stock entitled to vote on the election of directors in support of the director nominees other than the Company’s nominees.

THE FOUR BOOTS NOMINEES

The following description sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices or employments for the past five (5) years of the Boots Nominees. The nomination of the Boots Nominees was made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Boots Nominees should serve as directors of the Company are also set forth below. This information has been furnished to us by the Boots Nominees. Each of the Boots Nominees is a citizen of the United States of America.

Charles Campbell Green III, age 77, has over 50 years of experience across various industries, including asset management, commercial property development, oil and gas and telecommunications, with 26 years of experience specifically in the tower industry. Mr. Green served as the founding Chief Financial Officer, Global Head of Finance and Executive Vice President of the Company from 1997 until 2001. He has served as Advisor and Non-Executive Director of PowerX Technology since 2022; Senior Advisor and Non-Executive Director of Pinnacle Towers Pte Ltd since 2021; Co-founder and Vice Chairman of Amane Towers, SA since 2023; and nominated as Vice Chairman of Digital Infrastructure Holdings Limited in 2024. He has also served on the Advisory Board of Delmec Engineering Ltd since 2023.

Prior to these roles, Mr. Green served as Senior Advisor and Non-Executive Director of Edotco Group, the largest Tower Company in South Asia, from 2013 to 2022; a member of the Supervisory Board of Vantage Towers AG, one of the largest Tower Company in Europe, where he chaired the Audit, Risk and Compliance Committee, from 2021 until 2023; and initial Chief Executive Officer and Chair of International Digital Infrastructure Alliance, a tower industry advocacy firm, from 2019 to 2020. He also co-founded Helios Towers Nigeria, the first Towerco in Africa, in 2005 and Helios Towers Africa Ltd. in 2009.

Mr. Green’s career has earned him industry recognition, including the inaugural Lifetime Achievement Award in the Tower Industry by TowerXchange in 2016 and acknowledgment as a TowerXchange Top 20 Industry Executive in 2020. Commencing his professional career at JP Morgan Asset Management in 1969, Charles holds BBA and MBA degrees from The University of Texas at Austin and is a Chartered Financial Analyst. We believe Mr. Green’s skills and vast experience would add significant value to the Board and qualifies him to serve as a member of the Board.

As of the date hereof, Mr. Green owns 1,736 shares of Common Stock beneficially and in joint tenancy with his wife, Sarah Green. For information regarding Mr. Green’s transactions in securities of the Company during the past two years, please see Schedule I. The principal business address of Mr. Green is Greenseas DWC LLC, DWC, Business Center, Level -4, Building A2, Dubai South Business Park, P.O. Box 390667, Dubai, U.A.E.

Theodore B. Miller, Jr., age 72, has extensive executive, financial and governance experience as a significant shareholder, executive officer and director of both start-up and large public companies. Mr. Miller founded the Company in 1994 and served as the Company’s Chief Executive Officer from 1994 until 2002. He also served as the Company’s Chairman in from 1999 to 2002.

Mr. Miller founded each of Visual Intelligence, LP, a privately held imaging technologies company working globally with TowerCos to digitize assets and automate workflows, and 4M HR Logistics, LLC, a government and defense contractor and aviation staffing business, in 1999 and 2003, respectively.  Mr. Miller is the majority shareholder and has served as the Chairman of both Visual Intelligence, LP and 4M HR Logistics, LLC since inception.  Since 2022, Mr. Miller has also served as a board member and shareholder of PowerX Technology Ltd, a software development company that leverages artificial intelligence to automate the management of infrastructure power consumption for TowerCos and mobile network operators (MNOs).  Additionally, he has been a board member and advisor to the Autonomy Institute since 2020, which is cooperative research consortium aligning government, industry, academia and the public to create policies, markets, jobs and community benefits of autonomy to build intelligent, digital and autonomous infrastructure for the 21st Century.  Since 2001, Mr. Miller has served as the President of 4M Investments, which is an international private investment company that owns, manages and develops office, retail, hotel and distribution space across the U.S. as well as telecommunications infrastructure and technology relevant to infrastructure and real estate, and, since 2023, he has served as President of 4M Management Partners, which is the investment advisor to the Boots Funds.

Previously, Mr. Miller served on the boards of Airgas, Inc. (NYSE: ARG) from 2010 to 2016 and Affiliated Computer Sciences, Inc. (NYSE: ACS) from 2009 until 2010. Additionally, he founded M7 Aerospace, LP in 2003 and served as the company’s Chairman until it was sold in 2010. He also founded Intercomp Technologies, LLC (d/b/a Intercomp Global Services) in 1994 and served as the company’s Chairman until it was sold in 2013.

Mr. Miller is a lawyer and accountant by education, with a bachelor degree in Business Administration from The University of Texas at Austin and a Juris Doctor from Louisiana State University. We believe Mr. Miller’s skills and vast experience would add significant value to the Board and qualifies him to serve as a member of the Board.

As of the date hereof, Mr. Miller directly owns 200 shares of Common Stock and beneficially owns interests in a total of 784,716.958 shares of Common Stock. For information regarding transactions in securities of the Company during the past two years by Mr. Miller, please see Schedule I. The principal business address of Mr. Miller is 7800 Washington Avenue, Suite 700, Houston, TX 77007.

Tripp H. Rice, age 40, has more than 18 years of experience in investing and financial roles across a range of businesses. Mr. Rice has served as Partner of 4M Investments since 2014 and as President of 4M Management Partners since 2023. In addition, his current roles include President, Chief Financial Officer and Board Member of 4M HR Logistics, LLC since 2014; Secretary of Park Ten GP, LLC since 2014; Vice President of BC Business Park GP, LLC since 2014. Mr. Rice also currently serves as President, Chief Financial Officer and Board Member of Visual Intelligence, LP, a privately held imaging technologies company working globally with TowerCos to digitize assets and automate workflows, positions he has held since 2016; and as Advisory Board Member of PowerX Technology Ltd, a software development company that leverages artificial intelligence to automate the management of infrastructure power consumption for TowerCos and mobile network operators (MNOs), since 2023. Previously, Mr. Rice served in a variety of investing and financial roles at Tulcan, L.P., Wellspring Capital Management and Bear Stearns & Co.

Mr. Rice received a Bachelor of Science in Commerce degree with Distinction (concentrations in finance and management) from the University of Virginia. We believe Mr. Rice’s skills and significant experience would add meaningful value to the Board and qualifies him to serve as a member of the Board.

As of the date hereof, Mr. Rice directly owns 100 shares of Common Stock and beneficially owns interests in a total of 784,009 shares of Common Stock. For information regarding transactions in securities of the Company during the past two years by Mr. Rice, please see Schedule I. The principal business address of Mr. Rice is 7800 Washington Avenue, Suite 700, Houston, TX 77007.

David P. Wheeler, age 71, has more than 45 years of investment banking experience and currently serves as Principal of Markham Capital, where he provides strategic consulting services to clients, including 4M Management Partners and its affiliates. Mr. Wheeler has also served as a Senior Advisor to Committed Capital Ltd, a development and growth capital investment fund, since 2013 and as a Board Member of DK Group NV since 2007.

Previously, Mr. Wheeler served in various capacities at Credit Suisse/Credit Suisse First Boston from 1996 to 2023, including as Co-Chairman of the European Investment Banking Committee from 2006 to 2023. He also served as Senior Advisor Chairman to Bartons Family Capital from 2022 to 2023 and as Lead Independent Director of Orbit Showtime Networks, where he chaired the Executive Committee from 2009 to 2018.

Mr. Wheeler is a pioneer in the global tower sector, developing the industry as an attractive and investable asset class. He advised Castle Transmission on its acquisition of the BBC Transmission Division, which was the first significant tower M&A transaction in Europe; he led the first high yield bond issue for a European tower company; and was global coordinator on the first European tower IPO for Rai Way of Italy.

Additional roles in which Mr. Wheeler has served include Trustee, Vice Chair of the Board and Chairman of the Development Committee of Bowdoin College from 2003 to 2023; Chairman of the Advisory Board of Ozone from 2008 to 2015; Board Member and Chairman of the Compensation Committee of Miniweb Interactive Ltd from 2007 to 2011; Vice Chairman and Board Member of the European Competitive Telecommunications Associate from 2002 to 2005; and Board Member of Deutsche Telekom Mobile Netherlands in 2001.

Mr. Wheeler received a Bachelor of Arts, summa cum laude, from Bowdoin College and a Masters of Business Administration in Finance from the Wharton Business School of the University of Pennsylvania. We believe Mr. Wheeler’s skills and vast experience would add significant value to the Board and qualifies him to serve as a member of the Board.

As of the date hereof, Mr. Wheeler does not own any securities of the Company and has not entered into any transactions in the securities of the Company during the past two years. The principal business address of Mr. Wheeler is 16 Gray Squirrel Drive, New Canaan, CT 06840.

There are no arrangements or understandings among the members of the Boots Capital or any other person or persons pursuant to which the nomination of the Boots Nominees described herein is to be made, other than as stated herein and the consent by each of the Boots Nominees to be named as a nominee of Boots Capital in any proxy statement relating to the 2024 Annual Meeting and serving as a director of the Company if elected as such at the 2024 Annual Meeting.

Interests in the Solicitation

The Boots Nominees may be deemed to have an interest in their nominations for election to the Board by virtue of the compensation that the Boots Nominees will receive from the Company as a director, if elected to the Board, and as described below. We expect that the Boots Nominees, if elected, will be indemnified for their service as directors of the Company to the same extent indemnification is provided to the current directors of the Company under the Bylaws and the Company’s Restated Certificate of Incorporation (the “Charter”) and be covered by the policy of insurance which insures the Company’s directors and officers.

Each of Mr. Miller, Mr. Rice and Mr. Green could be considered to have an indirect interest in the Nomination Proposal by virtue of management fees and performance-related fees, as described in further detail below. Other than as set forth in this Proxy Statement, including in Annex A and Schedule I (which are incorporated herein by reference), no Participant, or any associate of any Participant, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2024 Annual Meeting.

Mr. Miller is the President and managing member and Mr. Rice is the Vice President of 4M Management Partners, which serves as the investment advisor to the Boots Funds. Mr. Miller and Mr. Rice are also the Managers of Boots GP, the general partner of the Boots Funds. Through these roles, Mr. Miller and Mr. Rice control the investment and voting decisions of the Boots Funds with respect to any securities held by the Boots Funds, including any interests in Common Stock held by the Boots Funds. Boots GP is entitled to an incentive allocation from the Boots Funds, which is customary in the investment management industry and is based on the value of the investment portfolio of the Boots Funds, of which interests in Common Stock form a part as of the date hereof. Additionally, Mr. Miller is the President and Mr. Rice is partner of 4M Investments, which has an agreement with 4M Management Partners to make certain of its personnel available to provide certain due diligence and administrative services to 4M Management Partners related to the execution of investment transactions approved by 4M Management Partners on behalf of the Boots Funds. 4M Management Partners, as the investment advisor to the Boots Funds, is entitled to a management fee based on a percentage of the commitments of the limited partners of the Boots Funds. 4M Investments, in consideration for providing certain services to 4M Management Partners, is entitled to receive an amount equal to the management fee plus a percentage to be agreed to by 4M Investments and 4M Management Partners. Mr. Miller is entitled to portions of such payments through his direct and indirect equity interests in the applicable Boots Parties, as the Managing Member of 4M Management Partners and the President of 4M Investments. Mr. Rice is entitled to portions of such payments through his role as partner of 4M Investments and Mr. Rice and Mr. Green are entitled to portions of such payments through their direct and indirect equity interests in the applicable Boots Parties.

Arrangements among the Participants

4M Management Partners has entered into an Engagement and Indemnification Agreement with each of the Boots Nominees, dated February 12, 2024 (the “Engagement and Indemnification Agreements”) pursuant to which it has agreed to indemnify each Boots Nominee against claims arising from the solicitation of proxies from Stockholders in connection with the 2024 Annual Meeting and any related transactions. For the avoidance of doubt, such indemnification does not apply to any claims made against the Boots Nominees in their capacity or service as a director of the Company, if so elected. Pursuant to the Engagement and Indemnification Agreements, the Boots Nominees have agreed to, among other matters, stand as a nominee for election to the Board at the 2024 Annual Meeting, be named in Boots Capital’s solicitation materials, serve as a director if elected, and coordinate with Boots Capital in connection with any public disclosures or litigation relating to the solicitation. 4M Management Partners has agreed to indemnify each Boots Nominee against any losses suffered, incurred or sustained by them in connection with being a member of the slate or the solicitation of proxies in connection therewith. 4M Management Partners has further agreed to reimburse each Boots Nominee for reasonable, documented, out-of-pocket expenses incurred as a result of each Boots Nominee being a member of the slate, including, without limitation, travel expenses and expenses in connection with legal counsel retained to represent each Boots Nominee in connection with being a member of the slate. Each Boots Nominee has also executed a written consent to serve as a director if elected.

4M Management Partners and the Boots Funds entered into an Investment Management Agreement (the “IMA”), pursuant to which the Boots Funds retained 4M Management Partners to act as investment manager to manage and invest their respective assets. In consideration for the performance of its duties as investment manager, 4M Management Partners is entitled to receive a management fee based on a percentage of the commitments of the limited partners of the Boots Funds. Under the IMA, the Boots Funds have agreed to indemnify 4M Management Partners on a joint and several basis for losses suffered or sustained in connection with the Boots Funds.

4M Investments and 4M Management Partners entered into a Staff and Services Agreement (the “Staff and Services Agreement”), pursuant to which 4M Investments is to make certain of its personnel available to provide due diligence and administrative services to 4M Management Partners related to the execution of investment transactions approved by 4M Management Partners on behalf of the Boots Funds. In consideration for the services provided under the Staff and Services Agreement, 4M Management Partners has agreed to pay 4M Investments an amount of the management fees it receives under the IMA in an amount equal to actual cost plus a percentage to be agreed to by 4M Management Partners and 4M Investments from time to time. Under the Staff and Services Agreement, 4M Management Partners has agreed to indemnify 4M Investments and its directors, officers, employees, partners, members advisors and agents for liabilities and expenses incurred in connection with the Staff and Services Agreement.

4M Management Partners entered into a consulting agreement with Markham Capital (the “Markham Consulting Agreement”), pursuant to which 4M Management Partners engaged Markham Capital to provide certain advisory services in connection with the investment by the Boots Funds in the Boots Fund Securities (defined below) and the nomination of the Boots Nominees. David P. Wheeler serves as a principal of Markham Capital. The term of the Markham Consulting Agreement terminates on March 31, 2024 and may be extended by mutual agreement of the parties. Pursuant to the Markham Consulting Agreement, Markham Capital received a retention fee of $50,000 and 4M Management Partners may, in its sole discretion, agree to pay Markham Capital an additional fee in an amount to be determined by 4M Management Partners. In deciding if, when and in what amount to pay such additional amount, 4M Management Partners may consider a variety of factors that 4M Management Partners deems to be relevant in making such determination, which may include the occurrence of certain events, including if the Stockholders vote to elect, or the Board otherwise appoints, the Boots Nominees to the Board.

If elected to the Board, the Boots Nominees will not receive any compensation from the Boots Parties to serve as a director. They will, however, receive whatever compensation the Board has established for non-employee directors of the Company unless and until the Board determines to change such compensation.

Compensation of the Company’s Directors

As disclosed in the Company’s proxy statement, non-employee directors of the Company were compensated for the fiscal year ended December 31, 2023 as follows: each Board member receives a cash retainer of $85,000; the Audit Committee chairperson receives a cash retainer of $30,000, and each other member of such committee receives a cash retainer of $15,000; the Compensation Committee chairperson receives a cash retainer of $25,000, and each other member of such committee receives a cash retainer of $12,500; the Nominating, Compliance and Corporate Governance Committee chairperson receives a cash retainer of $20,000, and each other member of such committee receives a cash retainer of $10,000; and the Strategy Committee chairperson receives a cash retainer of $20,000, and each other member of such committee receives a cash retainer of $10,000. In addition, non-employee directors are awarded equity grants as follows: each newly appointed non-employee director is granted  a number of unrestricted shares of Common Stock having a valuation equal to approximately $90,000, priced at the per share closing price of the Common Stock as of the effective date of the director’s appointment or election (“Initial Equity Grant”); provided, that if a director is appointed or elected on or about the date of an Annual Equity Grant (defined below), the director generally receives the Annual Equity Grant in lieu of an Initial Equity Grant. Each year, following the Board's first regularly scheduled meeting, each non-employee director typically receives a grant of shares of Common Stock (“Annual Equity Grant”), which is pro-rated for any director not expected to serve past that year’s annual meeting of stockholders. For 2023, the valuation of the Common Stock grant was equal to approximately $230,000 ($330,000 in the case of the Board Chair), based upon the per share closing price of the Common Stock as of the date of such Board meeting. The Boots Parties expect that the Boots Nominees, if elected, may receive director compensation in the same amount as all other non-employee directors of the Company.

The Boots Parties believe that the Company maintains, at its expense, a policy of insurance which insures its directors and officers.

The Bylaws also contain provisions that, among other matters, provide for the indemnification of officers and directors to the fullest extent permitted by Delaware law. The Boots Parties expect that the Boots Nominees, if elected, will be indemnified in connection with their service as a director of the Company to the same extent as the current directors of the Company under the Bylaws and will be covered by the policy of insurance which insures the Company’s directors and officers.

The share ownership level of each current non-employee director is set forth in the Company’s proxy statement for the 2024 Annual Meeting.

None of the Boots Nominees or any of their respective associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of the Company that is required to be disclosed under, or is subject to any arrangement described in Item 402 of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”).

Mr. Miller served as a director of the Company from 1995 to 2002, serving as the vice chairman of the Board from 1997 to 1999 and the chairman of the Board from 1999 to 2002. Mr. Miller also served as the Chief Executive Officer of the Company from 1994 until 2002 and Mr. Green served as the Chief Financial Officer of the Company from September 1997 to 2001. None of the Boots Nominees has any position or office with the Company, and no occupation or employment in which the Boots Nominees have been involved, during the past five years, was carried on with the Company or any company or organization that is a parent, subsidiary or other affiliate of the Company.

The Boots Parties believe that each of the Boots Nominees, if elected as a director of the Company, would be an “independent director” within the meaning of applicable NYSE listing standards applicable to board composition, including Rule 303A.02 and Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, the Boots Parties acknowledge that no director of a NYSE listed company qualifies as “independent” under the NYSE listing standards unless the board of directors of such company affirmatively determines that such director is independent under such standards. Accordingly, the Boots Parties acknowledge that if any Boots Nominee is elected, the determination of such Boots Nominee’s independence under the NYSE listing standards ultimately rests with the judgment and discretion of the Board. If elected, we believe that each Boots Nominee would qualify as an independent member of the Company’s Audit Committee, Compensation Committee, Nominating, Environmental, Social and Governance Committee and Strategy Committee under each such committee’s applicable independence standards. In addition, each Boots Nominee understands that, if elected as a director of the Company, such Boots Nominee would have an obligation to act in the best interests of the Company and the Stockholders in accordance with his duties as a director.

Mr. Rice is the son-in-law and an immediate family member of Mr. Miller. Except as set forth in this Proxy Statement (including Annex A and the Schedules hereto), (i) no Boots Nominee has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, and (ii) with respect to each of the Boots Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

The information herein regarding each Boots Nominee has been furnished to us by such Boots Nominee.

We do not expect that the Boots Nominees will be unable to stand for election, but, in the event any Boots Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed GOLD universal proxy card and GOLD voting instruction form will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying a Boots Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, we would identify and properly nominate such substitute nominee(s) in accordance with the Bylaws and the shares of Common Stock represented by the enclosed GOLD universal proxy card and GOLD voting instruction form will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size.

The Boots Parties and Crown Castle will each be using a universal proxy card for voting on the election of directors at the 2024 Annual Meeting, which will include the names of all nominees for election to the Board. Each of the Boots Nominees has consented to being named as a nominee for election as a director of the Company in any proxy statement relating to the 2024 Annual Meeting. Stockholders will have the ability to vote for up to twelve nominees on the Boots Parties’ enclosed GOLD universal proxy card and GOLD voting instruction form. There is no need to use the Company’s WHITE proxy card or voting instruction form, regardless of how you wish to vote.

According to the Bylaws, a plurality of votes cast is the voting standard for the election of directors in a contested election.

WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF THE FOUR BOOTS NOMINEES AND TO VOTE “WITHHOLD” ON OR NOT VOTE “FOR” THE ELECTION OF THE FOUR OPPOSED COMPANY NOMINEES.

WE MAKE NO RECOMMENDATION WITH RESPECT TO YOUR VOTES ON THE ELECTION OF THE EIGHT Unopposed COMPANY NOMINEES.

WE INTEND TO VOTE OUR COMMON STOCK “FOR” THE ELECTION OF THE FOUR BOOTS NOMINEES, “WITHHOLD” ON OR NOT VOTE “FOR” THE ELECTION OF THE FOUR OPPOSED COMPANY NOMINEES AND “[__]” THE ELECTION OF THE EIGHT UNOPPOSED COMPANY NOMINEES.

IMPORTANTLY, IF YOU MARK MORE THAN TWELVE “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. IF YOU MARK FEWER THAN TWELVE “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, YOUR SHARES WILL ONLY BE VOTED “FOR” THE NOMINEES YOU HAVE SO MARKED.

PROPOSAL TWO

BYLAW PROPOSAL

The Stockholders are being asked to adopt the Bylaw Proposal, which would repeal any provision of, or amendment to, the Bylaws that the Board without the approval of the Stockholders has subsequent December 19, 2023, which is the date of the most recent publicly available amendment to the Bylaws, and up to and including the date of the 2024 Annual Meeting. Pursuant to Article V of the Charter and Section 8.01 of Article VIII of the Bylaws, the Stockholders may alter, amend or repeal any provision of the Bylaws or adopt any additional Bylaw by the affirmative vote of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Company entitled to vote at the meeting. The Boots Parties, at the time of submission of this Bylaw Proposal, are not aware of any specific amendments to the Bylaws that would be repealed by the adoption of the Bylaw Proposal.

The Boots Parties believe that in order to ensure that the will of the Stockholders with respect to this proxy solicitation is upheld, no effect should be given to any provision of, or amendment to, the Bylaws unilaterally adopted by the Board after the date of the most recent publicly disclosed Bylaws, which is December 19, 2023.

The Stockholders are therefore being asked to adopt a resolution that would repeal any provision of the Bylaws or amendment to the Bylaws that the Board adopted or adopts without the approval of the Stockholders after December 19, 2023, and up to, and including, the date of the 2024 Annual Meeting, including, without limitation, any amendments that the Board has adopted without public disclosure, or that the Board might adopt in an effort to: impede the effectiveness of the Record Stockholder’s nomination of the Boots Nominees, negatively impact the Boots Parties’ ability to solicit and/or obtain proxies from Stockholders, contravene the will of the Stockholders expressed in those proxies, or modify the Company’s corporate governance regime.

Accordingly, we urge Stockholders to approve the following resolution:

“RESOLVED, that each provision of, or amendment to, the Amended and Restated By-Laws of the Corporation (the “Bylaws”) (adopted by the Board without the approval of the stockholders of Crown Castle Inc. (the “Corporation”) subsequent to December 19, 2023 (the date of the most recent publicly-disclosed Bylaws) and up to and including the date of this meeting of stockholders at which this resolution is being proposed, be, and hereby is, repealed, effective as of the time this resolution is approved by the Corporation’s stockholders.”

The Bylaw Proposal is binding on the Company. According to the Company’s Bylaws, adoption of the Bylaw Proposal requires the affirmative vote of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Company entitled to vote at the meeting.

WE STRONGLY URGE YOU TO VOTE “FOR” THE APPROVAL OF THE BYLAW PROPOSAL. WE INTEND TO VOTE OUR COMMON STOCK “FOR” THE BYLAW PROPOSAL.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTants

The Company’s proxy statement provides an “Item V” that states the Company’s Audit Committee has appointed PwC to continue to serve as the Company’s independent registered public accountants for fiscal year 2024 and asks Stockholders to ratify the appointment of PwC as the Company’s independent registered public accountants for fiscal year 2024. In the event the Stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Approval of the resolution will in no way limit the Audit Committee's authority to terminate or otherwise change the engagement of PwC for fiscal year 2024.

According to the Company’s proxy statement, a representative of PwC is expected to attend the 2024 Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

Additional information regarding this proposal is contained in the Company’s proxy statement.

According to the Company’s proxy statement, the affirmative vote of the majority of shares present or represented and entitled to vote thereon is the voting standard for approval of Proposal Three. Additional information regarding Proposal Three is contained in the Company’s proxy statement.

WE RECOMMEND A VOTE “FOR” THE AUDITOR PROPOSAL. WE INTEND TO VOTE OUR COMMON STOCK “FOR” THE AUDITOR PROPOSAL.

PROPOSAL FOUR

THE NON-BINDING, Advisory Vote to Approve the Compensation of THE COMPANY’S Named Executive Officers

The Company’s proxy statement provides an “Item VI” that asks Stockholders to approve the following resolution at the 2024 Annual Meeting:

“RESOLVED, that the stockholders of Crown Castle Inc. (“Company”) approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Company's Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.”

According to the Company’s proxy statement, the vote on this proposal is advisory, which means that the vote is not binding on the Company, its Board or its Compensation Committee. Nevertheless, the Board and the Compensation Committee intend to consider any stockholder concerns evidenced by this vote and evaluate whether any actions are necessary to address those concerns.

According to the Company’s proxy statement, the affirmative vote of the majority of shares present or represented and entitled to vote thereon is the voting standard for approval of Proposal Four. Additional information regarding Proposal Four is contained in the Company’s proxy statement.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE COMPENSATION PROPOSAL. WE INTEND TO VOTE OUR COMMON STOCK “[__]” THE COMPENSATION PROPOSAL.

NO APPRAISAL OR DISSENTER’S RIGHTS

Stockholders will not have rights of appraisal or similar dissenter’s rights with respect to any matters identified in this Proxy Statement to be acted upon at the 2024 Annual Meeting.

VOTING AND PROXY PROCEDURES

Only Stockholders of record on the Record Date will be entitled to notice of and to vote at the 2024 Annual Meeting. Each share of Common Stock is entitled to one vote. Stockholders who sell shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the 2024 Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, we believe that the only outstanding class of securities of the Company entitled to vote at the 2024 Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed GOLD universal proxy cards or GOLD voting instruction forms will be voted at the 2024 Annual Meeting as marked and, in the absence of specific instructions, will be voted (1) “FOR” the election of the Boots Nominees to the Board, “WITHHOLD” on or not vote “for” the election of the four Opposed Company Nominees, “[__]” the election of the eight Unopposed Company Nominees, (2) “FOR” the approval the Bylaw Proposal, (3) “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accountants for fiscal year 2024, (4) “[__]” the non-binding, advisory vote to approve the compensation of the Company’s named executive officers, and (5) in the proxy holder’s discretion as to other matters that the Boots Parties do not know, a reasonable time before the solicitation, are to be presented before the 2024 Annual Meeting.

The Boots Parties and Crown Castle will each be using a universal proxy card for voting on the election of directors at the 2024 Annual Meeting, which will include the names of all nominees for election to the Board. Stockholders will have the ability to vote for up to twelve nominees on the Boots Parties’ enclosed GOLD universal proxy card and GOLD voting instruction form. There is no need to use the Company’s WHITE proxy card or voting instruction form, regardless of how you wish to vote.

The Company currently has a Board comprised of twelve directors. In connection with the Nomination Proposal, Stockholders are permitted to vote for less than twelve nominees or for any combination (up to twelve total) of the Boots Nominees and the Company’s nominees on the GOLD universal proxy card or GOLD voting instruction form. We therefore urge Stockholders using our GOLD universal proxy card or GOLD voting instruction form to vote “FOR” all four of the Boots Nominees.

IMPORTANTLY, IF YOU MARK MORE THAN TWELVE “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. IF YOU MARK FEWER THAN TWELVE “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, YOUR SHARES WILL ONLY BE VOTED “FOR” THE NOMINEES YOU HAVE SO MARKED.

In the event that we withdraw our nomination of the Boots Nominees or abandon our solicitation, any votes cast in favor of the Boots Nominees will be disregarded and not be counted, whether such vote is provided on the Company’s WHITE universal proxy card or voting instruction form or the Boots Parties’ GOLD universal proxy card or GOLD voting instruction form.

With respect to votes cast in favor of the Company’s nominees or on matters other than the election of directors, in the event that we withdraw our nomination of the Boots Nominees or abandon our solicitation we will still submit such votes to the independent inspector.

Quorum; Abstentions and Broker Non-Votes; No Discretionary Voting

A quorum of Stockholders is necessary to hold a valid meeting. According to the Company’s proxy statement, a quorum will be present if at least a majority in voting power of the outstanding shares of Common Stock entitled to vote at the 2024 Annual Meeting attend the Annual Meeting in person or are represented by proxy. Abstentions and “broker non-votes” (as defined below) are counted as present for the purposes of establishing a quorum. At the close of business on the Record Date, there were [__] shares of Common Stock outstanding. Thus, a total of [__] shares of Common Stock are entitled to vote at the 2024 Annual Meeting and holders of Common Stock representing at least [__] votes must be represented at the 2024 Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or if you vote at the 2024 Annual Meeting. If there is no quorum, we expect that the chairman of the meeting or the Board will adjourn the 2024 Annual Meeting to another date.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions. Under applicable rules and interpretations, brokers will not have discretionary authority to vote on any of the Proposals at the 2024 Annual Meeting to the extent we provide Stockholders holding their shares in street name with a gold proxy card or gold voting instruction form. A broker’s inability to vote with respect to the matters for which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote.” As a result, if you hold your shares in street name and you do not instruct your broker, bank or other such holder how to vote your shares, no votes will be cast on your behalf on the proposals. We expect that according to the Company’s proxy statement, broker non-votes will be counted towards the quorum requirement.

We encourage you to vote promptly, even if you plan on attending the 2024 Annual Meeting.

Votes Required for Approval

What vote is required to elect the Boots Nominees?

According to the Bylaws, in a contested election such as this one in which the number of nominees exceed the number of directors to be elected, directors shall be elected by the vote of a plurality of the votes properly cast at any meeting for the election of directors at which a quorum is present. This rule means that, assuming that the Board remains the same size as it is currently, the twelve director nominees who receive the highest number of shares voted “FOR” their election by the Stockholders will be elected to the Board. Broker non-votes are not counted as votes cast and will result in the applicable nominees receiving fewer “FOR” votes for purposes of determining the twelve director nominees receiving the plurality of votes. A properly executed proxy marked to “WITHHOLD” a vote with respect to the election of any or all director nominees will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted for or against such nominee. Therefore, a proxy marked “WITHHOLD” with respect to a specific nominee will result in such nominee receiving fewer “FOR” votes.

How many shares of Common Stock must be voted in favor of the other Proposals described in this Proxy Statement?

The Company’s proxy statement disclosed that, assuming there is a quorum at the 2024 Annual Meeting, the approval of the Bylaw Proposal will require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors.

Similarly, the Company’s proxy statement disclosed that, the Auditor Proposal and the Compensation Proposal all require the affirmative vote of the holders of a majority of the voting power of the shares present or represented by proxy and entitled to vote thereon at the 2024 Annual Meeting.

If other matters are properly brought before the 2024 Annual Meeting, the vote required will be determined in accordance with applicable law, the listing standards and rules of the NYSE, the Charter, the Bylaws and Delaware law, as applicable.

The Company’s proxy statement disclosed that abstentions will be counted as shares present and entitled to vote at the 2024 Annual Meeting, and will be counted as votes cast against the Bylaw Proposal, the Auditor Proposal and the Compensation Proposal. Therefore, abstentions are anticipated to have the effect of a vote against the Bylaw Proposal, the Auditor Proposal and the Compensation Proposal.

What should I do in order to vote for the Boots Nominees in Proposal One and to vote in connection with the other Proposals?

If your shares of Common Stock are held of record in your own name, please authorize a proxy to vote by marking, signing, dating and returning the enclosed GOLD universal proxy card in the postage-paid envelope provided or by instructing us by telephone or via the Internet as to how you would like your shares of Common Stock voted (instructions are on your GOLD universal proxy card).

If you hold your shares of Common Stock in “street name” with a bank, brokerage firm, dealer, trust company or other institution or nominee, only they can exercise your right to vote with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, brokerage firm, dealer, trust company or other institution or nominee to ensure that a GOLD voting instruction form is submitted on your behalf. Please follow the instructions to authorize a proxy to vote provided on the enclosed GOLD voting instruction form. If your bank, brokerage firm, dealer, trust company or other nominee provides for voting instructions to be delivered to them by Internet or telephone, instructions will be included on the enclosed GOLD voting instruction form.

YOUR VOTE IS VERY IMPORTANT. If you do not plan to attend the 2024 Annual Meeting, we encourage you to read this Proxy Statement and date, sign and return your completed GOLD universal proxy card or GOLD voting instruction form prior to the 2024 Annual Meeting so that your shares of Common Stock will be represented and voted in accordance with your instructions. Even if you plan to attend the 2024 Annual Meeting in May, we recommend that you authorize a proxy to vote your shares of Common Stock in advance as described above to ensure that your vote will be counted if you later decide not to attend the 2024 Annual Meeting.

If you sign and submit your GOLD universal proxy card or GOLD voting instruction form without specifying how you would like your shares of Common Stock voted, your shares will be voted as specified above and in accordance with the discretion of the persons named on the GOLD universal proxy card or GOLD voting instruction form with respect to any other matters that may be voted upon at the 2024 Annual Meeting.

Revocation of Proxies

Stockholders may revoke their proxies at any time prior to exercise by attending the 2024 Annual Meeting and voting in person (although attendance in person at the 2024 Annual Meeting will not in and of itself constitute revocation of a proxy), by delivering a written notice of revocation, or by signing and delivering a subsequently dated proxy which is properly completed. The latest dated proxy is the only one that will be counted. The revocation may be delivered either to us in care of Morrow Sodali at the address set forth on the back cover of this Proxy Statement or to the Company at 8020 Katy Freeway, Houston, Texas 77024, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to us in care of Morrow Sodali at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date. Additionally, Morrow Sodali may use this information to contact Stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Boots Nominees.

IF YOU WISH TO VOTE FOR THE BOOTS NOMINEES, PLEASE SIGN, DATE AND RETURN THE ENCLOSED GOLD UNIVERSAL PROXY CARD OR GOLD VOTING INSTRUCTION FORM TODAY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Participants. Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements. Solicitations may be made by certain of the respective directors, officers, partners, members and employees of certain Boots Parties and the Boots Nominees, none of whom will, except as described elsewhere in this Proxy Statement, receive additional compensation for such solicitation. The Boots Nominees may make solicitations of proxies but, except as described herein, will not receive compensation for acting as director nominees.

Boots Capital has retained Morrow Sodali to provide solicitation and advisory services in connection with the 2024 Annual Meeting for a fee not expected to exceed $[__]. Morrow Sodali is also entitled the reimbursement of reasonable expenses incurred in connection with its delivery of services. Boots Capital has agreed to customary indemnification obligations that indemnify Morrow Sodali against certain liabilities and expenses that it may incur in connection with the delivery of services in connection with the solicitation.

Through Morrow Sodali, we have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. We intend to reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Morrow Sodali will employ approximately 50 persons to solicit proxies from Stockholders for the 2024 Annual Meeting.

The entire expense of soliciting proxies is being borne by Boots Capital. Costs of this solicitation of proxies are currently estimated to be approximately $[__]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any such solicitation. Morrow Sodali estimates that through the date hereof, its expenses in connection with this solicitation are approximately $[__]. Through the date hereof, other expenses incurred in connection with this solicitation are approximately $[__]. The amounts set forth in the previous sentence do not include legal fees and other costs we have incurred in connection with the Delaware Action. We estimate that through the date hereof, our expenses in connection with the Delaware Action including legal fees and other costs are approximately $[__]. Additional legal fees are being incurred on an ongoing basis in connection with the Delaware Action. We intend to seek reimbursement from the Company of costs we incur in connection with the Delaware Action and for expenses we incur in connection with the solicitation of proxies for the election of the Boots Nominees to the Board at the 2024 Annual Meeting. We do not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

As described herein, the Participants in the proxy solicitation are comprised of the Boots Parties, Charles Campbell Green III and David P. Wheeler.

The Participants could be considered to have an interest in the Bylaw Proposal to the extent that the adoption of the Bylaw Proposal counteracts any unilateral adoption, amendment or repeal of the Bylaws by the Board that purports to impede the effectiveness of the nomination of the Boots Nominees by (a) negatively impacting the ability to solicit and/or obtain proxies from Stockholders for the Boots Nominees or the other Proposals, (b) contravening the will of the Stockholders expressed in those proxies or (c) modifying the Company’s corporate governance regime.

The Participants who own Common Stock directly or who indirectly or beneficially own interests in the Common Stock, as disclosed in this Proxy Statement, bear economic exposure to fluctuations in the market price of the Common Stock and may therefore be deemed to have a direct or indirect interest in the Company’s securities and the outcome of each of the Proposals to the extent that the Proposals may have an effect on the market price of the Common Stock.

The Boots Group Securities (785,016.958 shares of Common Stock) collectively represent interests in approximately 0.18% of the outstanding shares of Common Stock, based on 434,215,269 shares of Common Stock outstanding as of February 20, 2024, as reported in the Company’s Annual Report on Form 10-K filed on February 23, 2024. The Boots Group Securities comprise the securities set forth below.

As of the date hereof, Boots, LP owns 2,153 shares of Common Stock. As of the date hereof, Boots Parallel 1, LP beneficially owns 781,856 shares of Common Stock, which includes 180,844 shares of Common Stock and interests in 601,012 shares of Common Stock underlying the Share Options (as defined below). On March 26, 2024, Boots, LP settled in cash over-the-counter forward purchase contracts referencing an aggregate of 2,153 shares of Common Stock (the “Boots Share Forwards”). On March 26, 2024, Boots Parallel 1, LP settled in cash over-the-counter forward purchase contracts referencing an aggregate of 180,844 shares of Common Stock (the “Boots Parallel Share Forwards” and together with the Boots Share Forwards, the “Share Forwards”). Boots Parallel 1, LP has entered into over-the-counter share option contracts referencing 601,012 shares of Common Stock in the aggregate, with strike prices ranging from $84.7814 to $88.8973 and having an expiration date of January 17, 2025 (the “Share Options” and together with the Share Forwards, the “Boots Fund Securities”). Under the terms of the Share Options, Boots Parallel 1, LP may elect to settle the Share Options in cash, in Common Stock or by net share settlement, which represents a right to acquire beneficial ownership of shares of Common Stock in the future. The counterparty to the Share Forwards and Share Options is an unaffiliated third-party financial institution, Nomura Global Financial Products Inc. (“Nomura”). See Schedule I for information regarding the transactions in securities of the Company by Boots, LP and Boots Parallel 1, LP.

4M Management Partners, as the investment advisor of the Boots Funds, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Boots Fund Securities and, therefore, 4M Management Partners may be deemed to be a beneficial owner of the Boots Fund Securities. As the general partner of the Boots Funds, Boots GP may be deemed to have the shared power to vote or direct the vote of (and the power to dispose or direct the disposition of) the Boots Fund Securities and, therefore, Boots GP may be deemed to be a beneficial owner of the Boots Fund Securities. By virtue of Mr. Miller’s positions as the President and Managing Member of 4M Management Partners and a Manager and the President of Boots GP, Mr. Miller may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Boots Fund Securities. By virtue of Mr. Rice’s positions as the Vice President of 4M Management Partners and a Manager and the Vice President of Boots GP, Mr. Rice may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Boots Fund Securities.

Additionally, Mr. Miller holds call options to purchase 400 shares of Common Stock with a strike price of $115.000 that are exercisable through January 17, 2025. Mr. Miller holds the foregoing call option as a tenant in common with his wife, Susan S. Miller. In addition, Mr. Miller is the sole member of one of the General Partners of WRCB, which holds a call option to purchase 135 shares of Common Stock with a strike price of $115.000 that is exercisable through January 17, 2025. Mr. Miller holds an option to sell 100 Shares pursuant to a put option with a strike price of $120.00 that is exercisable through January 17, 2025. Mr. Miller holds the foregoing option to sell as a tenant in common with his wife, Susan S. Miller.

As the General Partner of the Boots Funds, Boots GP has the right to receive dividends, or carried interest, on the Boots Fund Securities. Mr. Miller and Mr. Rice have the right to receive indirectly dividends on the Boots Fund Securities through their ownership of Boots GP. Mr. Miller, Mr. Rice and Mr. Green have the right to receive indirectly dividends on the Boots Fund Securities through their ownership of Boots Capital, which owns an interest in Boots GP. Mr. Miller has the right to receive indirectly dividends on the shares of Common Stock directly owned by WRCB through his indirect limited and general partnership interests in WRCB. WRCB owns interests in Boots GP and Boots Capital and Mr. Miller has the right to receive indirectly dividends on the Boots Fund Securities through his indirect limited and general partnership interests in WRCB. Mrs. Miller, as the sole Member one of the general partners of WRCB, may be deemed to beneficially own the interests in 135 shares of Common Stock underlying the call option held by WRCB that is described above. In addition, Mrs. Miller has the right to receive indirectly dividends on the shares of Common Stock directly owned by WRCB through her indirect limited and general partnership interests in WRCB. WRCB owns interests in Boots GP and Boots Capital and Mrs. Miller has the right to receive indirectly dividends on the Boots Fund Securities through her limited and general partnership interests in WRCB. Mrs. Miller’s address is 7800 Washington Ave, Suite 700, Houston, TX 77007.

Charles Campbell Green III is a Limited Partner of Boots Parallel 1, LP and has the right to receive dividends on the Boots Fund Securities held by Boots Parallel 1, LP. Mr. Green also has the right to receive dividends on the 1,736 shares of Common Stock that he directly owns in joint tenancy with his wife, Sarah Green. Mrs. Green’s address is 4 Saint Andrews Road, London W14 9SX, UK.

Except as otherwise indicated in this Proxy Statement, the securities of the Company directly or indirectly owned by each of the Participants were purchased using their respective capital.

Mr. Miller is the founder and Chairman and Mr. Rice is the President, Chief Financial Officer and a Board Member of Visual Intelligence, LP (“Visual Intelligence”), which entered into a Maintenance Services Master Agreement with Crown Castle USA Inc. in 2020 (the “MSMA”). Work was performed under the MSMA in 2020 and Visual Intelligence received $10,600 in connection therewith. The MSMA has a one year term, which automatically renews for successive annual one year periods. While the MSMA remains in effect, Visual Intelligence has not performed any services under the MSMA since 2020. Representatives of Visual Intelligence met with representatives of the Corporation on July 6, 2023 and July 20, 2023, however, no commercial arrangement resulted from these conversations. In addition, Mr. Miller is a board member and Mr. Rice is an advisory board member of PowerX Technology Ltd (“PowerX”). Representatives of PowerX met with the Corporation on August 24, 2023 to review the capabilities of PowerX’s technology. Representatives of PowerX and the Corporation had a subsequent meeting on August 31, 2023, during which the Corporation advised the PowerX representatives that the Corporation did not see immediate value to PowerX’s offering and the conversations have since concluded.

Boots Capital, 4M Management Partners and 4M Investments have entered into Confidentiality Agreements with certain Strategic Parties. The Confidentiality Agreements include standard confidentiality and non-use provisions and, in some cases, a customary standstill provision. All of the standstill provisions have either terminated as of the date hereof. The Strategic Parties were engaged either as potential investors in the Boots Funds or identified as potential bidders and financing sources in a transaction involving the fiber assets of the Corporation (in which Boots Capital itself would not participate). The engagement of these Strategic Parties was in connection with the development of the Boots Strategic Plan prepared by the Participants for the benefit of the Corporation. For clarity, none of the Participants are contemplated or proposed to be potential bidders or financing sources. The Boots Strategic Plan was presented by the Boots Nominees to the Board on January 30, 2024.

In addition, each of the Boots Nominees may be deemed to have an interest in their nominations for election to the Board by virtue of (i) any rights that each Boots Nominee has or may receive under their respective Engagement and Indemnification Agreements, see Interests in the Solicitation – Arrangements among the Participants under Proposal 1 – The Boots Nominees which is incorporated here by reference, and (ii) any compensation or other rights that each of the Boots Nominees may receive from the Company as a director if elected to the Board, see the Company’s proxy statement for disclosures with respect to director compensation, which is incorporated here by reference.

See Interests in the Solicitation – Arrangements among the Participants under Proposal 1 – The Boots Nominees in this Proxy Statement for additional information, which are incorporated here by reference.

Except as set forth in this Proxy Statement (including Annex A and the Schedules hereto), (i) during the past ten (10) years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two (2) years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the 2023 Annual Meeting.

The principal business address and principal business or occupation of each of the Participants is set forth in Annex A, which is incorporated herein by reference.

Legal Proceedings

Other than the Delaware Action, which is described in the “Background of the Solicitation” section above, to the Boots Parties’ knowledge, there are no material legal proceedings to which any Participant, the Boots Parties, the Boots Nominees or any of their respective associates are a party adverse to the Company or any of its subsidiaries, or any material legal proceedings in which any of the Participants, the Boots Parties, the Boots Nominees or any of their respective associates have a material interest adverse to the Company or any of its subsidiaries.

STOCKHOLDER NOMINATIONS AND PROXY ACCESS

Proposals for Inclusion in the Company’s Proxy Statement

According to the Company’s proxy statement, Stockholders wishing to have a proposal considered for inclusion in the Company’s 2025 proxy statement pursuant to Exchange Act Rule 14a-8 must submit the proposal so that the Corporate Secretary receives it at the Company’s principal executive offices located at Crown Castle Inc., 8020 Katy Freeway, Houston, Texas 77024, Attn: Corporate Secretary no later than [__]. If the date of the 2025 Annual Meeting of Stockholders is changed by more than 30 days from the date of the 2024 Annual Meeting, the deadline for submitting proposals to be included in the 2025 proxy statement will be a reasonable time before the Company begins to print and mail its proxy materials for its 2025 Annual Meeting.

Stockholders wishing to have one or more director nominations considered for inclusion in the Company’s 2025 proxy statement pursuant to the proxy access right included in Section 2.10 of the Company’s Bylaws must submit written notice of the nomination or nominations, together with other information required by Section 2.10 and otherwise comply with the requirements of the Bylaws, so that the Corporate Secretary receives it at the Company’s principal executive offices no later than [__] and not earlier than [__]. If the 2025 Annual Meeting is not held, or is advanced by more than 30 days, or is delayed by more than 90 days, from [__] (the first anniversary date of the 2024 Annual Meeting), the nomination must be received by the Corporate Secretary not earlier than the 120th day prior to the 2025 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting or the 10th day following the announcement of the 2025 Annual Meeting date. A copy of the applicable Bylaws provision may be obtained, without charge, upon written request to the Corporate Secretary.

Other Proposals to be Presented at the 2025 Annual Meeting (not for inclusion in the Company’s Proxy Statement)

According to the Company’s proxy statement, Stockholders may make nominations for directors and introduce proposals or other business to be considered at the 2025 Annual Meeting (but not included in the Company’s 2025 proxy statement) provided such nominations and proposals are in accordance with Section 2.07 of the Company’s Bylaws and involve proper matters for Stockholder action. Such Stockholder nominations and proposals and other business for the 2025 Annual Meeting must be delivered not less than 90 days ([__]) nor more than 120 days ([__]) before [__] (the first anniversary date of the 2024 Annual Meeting) to the Corporate Secretary at the Company’s principal executive offices located at Crown Castle Inc., 8020 Katy Freeway, Houston, Texas 77024, Attn: Corporate Secretary. If the 2025 Annual Meeting is advanced by more than 30 days, or delayed by more than 90 days, from the first anniversary date of the 2024 Annual Meeting, notice of the nomination or proposal must be delivered not earlier than the 120th day prior to the 2025 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting or the 10th day following the announcement of the 2025 Annual Meeting date. The notice of nominations for the election of directors must set forth certain information concerning the Stockholder giving the notice and each nominee. A copy of the applicable Bylaws provision may be obtained, without charge, upon written request to the Corporate Secretary.

In addition to satisfying the foregoing advance notice requirements under the Company’s Bylaws, including the earlier notice deadlines set forth above and therein, to comply with the universal proxy rules, Stockholders wishing to solicit proxies in support of director nominees other than the Company's nominees must also provide notice that sets forth the additional information required by Rule 14a-19 under the Exchange Act no later than [__] and no earlier than [__].

If the date of the 2025 Annual Meeting is advanced or delayed by more than 30 calendar days from the first anniversary of the 2024 Annual Meeting, the Company shall, in a timely manner, inform Stockholders of such change, by including a notice, under Item 5, in its earliest possible quarterly report on Form 10-Q or current report on Form 8-K. The notice will include the new deadline for submitting proposals to be included in the Company’s 2025 proxy statement and the new date for determining whether the Company has received timely notice of a nomination or proposal.

The information set forth above regarding the procedures for submitting Stockholder proposals for consideration at the 2025 Annual Meeting is based on information contained in the Company’s proxy statement and the Bylaws. Stockholders should refer to the Company’s proxy statement and its other public filings in order to review this disclosure. The inclusion of this information in this Proxy Statement should not be construed as an admission by the Boots Parties that such procedures are legal, valid or binding.

OTHER MATTERS AND ADDITIONAL INFORMATION

We are unaware of any other matters to be considered at the 2024 Annual Meeting other than as described herein. Should other matters, which we are not aware of a reasonable time before this solicitation, be brought before the 2024 Annual Meeting, the persons named as proxies on the enclosed GOLD universal proxy card or GOLD voting instruction form will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple Stockholders in your household. We will promptly deliver a separate copy of the document to you if you contact our proxy solicitor, Morrow Sodali, at the following address or phone number: 430 Park Ave., 14th Floor, New York, New York 10022 or call toll free at (800) 662-5200. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address or phone number.

Please refer to the Company’s proxy statement and annual report for certain information and disclosure required by applicable law. Schedule II contains for information regarding persons who beneficially own more than 5% of the shares and the ownership of the shares by the directors and management of the Company.

This Proxy Statement is dated [__], 2024. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to Stockholders shall not create any implication to the contrary.

You are advised to read this Proxy Statement and other relevant documents when they become available because they will contain important information. You may obtain a free copy of this Proxy Statement and other relevant documents that we file with the SEC at the SEC’s website at www.sec.gov or by calling Morrow Sodali at the address and phone number indicated above.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES OF COMMON STOCK YOU OWN. WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED GOLD UNIVERSAL PROXY CARD TODAY TO VOTE “FOR” THE ELECTION OF THE FOUR BOOTS NOMINEES AND “WITHHOLD” ON OR NOT VOTE “FOR” THE ELECTION OF THE FOUR OPPOSED COMPANY NOMINEES. WE MAKE NO RECOMMENDATION WITH RESPECT TO YOUR VOTES ON THE ELECTION OF THE EIGHT Unopposed COMPANY NOMINEES.

WE URGE YOU TO VOTE “FOR” THE BYLAW PROPOSAL AND “FOR” THE AUDITOR PROPOSAL. WE MAKE NO RECOMMENDATION WITH RESPECT TO THE COMPENSATION PROPOSAL.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS REQUIRED TO BE INCLUDED IN THE COMPANY’S DEFINITIVE PROXY STATEMENT RELATING TO THE 2024 ANNUAL MEETING BASED ON OUR RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION, INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES OF THE BOARD, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, INFORMATION ON HOW TO ATTEND THE 2024 ANNUAL MEETING AND VOTE IN, INFORMATION CONCERNING THE PROCEDURES FOR SUBMITTING SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS INTENDED FOR CONSIDERATION AT THE 2025 ANNUAL MEETING AND FOR CONSIDERATION FOR INCLUSION IN THE COMPANY’S PROXY MATERIALS FOR THAT MEETING AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE COMMON STOCK AND THE OWNERSHIP OF COMMON STOCK BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

WE TAKE NO RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF ANY INFORMATION THAT IS IN THE COMPANY’S PROXY STATEMENT. EXCEPT AS OTHERWISE NOTED HEREIN, THE INFORMATION IN THIS PROXY STATEMENT CONCERNING THE COMPANY HAS BEEN TAKEN FROM OR IS BASED UPON DOCUMENTS AND RECORDS ON FILE WITH THE SEC AND OTHER PUBLICLY AVAILABLE INFORMATION.

STOCKHOLDERS ARE DIRECTED TO REFER TO THE COMPANY’S PROXY STATEMENT AND ANNUAL REPORT FILED WITH THE SEC FOR CERTAIN ADDITIONAL INFORMATION AND DISCLOSURE REQUIRED TO BE MADE BY THE COMPANY IN CONNECTION WITH THE 2024 ANNUAL MEETING, INCLUDING THE COMPANY’S NOMINEES AS REQUIRED BY ITEM 7 OF SCHEDULE 14A, AND IN ACCORDANCE WITH APPLICABLE LAW. STOCKHOLDERS CAN ACCESS THE COMPANY’S PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS DISCLOSING THIS INFORMATION, WITHOUT COST, ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

Theodore B. Miller, Jr.,
on behalf of the Boots Parties

[__],2024

Annex A

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION

The Boots Parties, Charles Campbell Green III and David P. Wheeler may be deemed “participants” under SEC rules in this solicitation. Information regarding the participants in the solicitation is set forth below.

Except as described in the Proxy Statement, no Participant in this solicitation beneficially owns any securities of the Company or has any personal ownership interest, direct or indirect, in any securities of the Company. Set forth in this Annex A are transactions in the Company’s securities effected by the participants in this solicitation within the past two years. The source of funding for these transactions was derived from the respective capital of the Participants. The shares of Common Stock held by the Participants in “street name” may be held in brokerage custodian accounts which, from time to time in the ordinary course, may utilize margin borrowing in connection with purchasing, borrowing or holding of securities, and such shares of Common Stock may thereby have been, or in the future may become, subject to the terms and conditions of such margin debt and terms, together with all other securities held therein. Except as described herein, as of the date hereof, no part of the purchase price or market value of any securities of the Company described in Annex A are represented by funds that were borrowed or otherwise obtained for the purpose of acquiring or holding such securities by any participant.

PERSONS MAKING THE SOLICITATION AND OTHER PARTICIPANTS:

The name, principal business address and the principal occupation or employment of the Boots Parties and the other participants in this solicitation is set forth below.

Theodore B. Miller, Jr.

Theodore B. Miller, Jr.’s principal business address is 7800 Washington Ave, Suite 700, Houston, TX 77007.  Mr. Miller is a United States citizen, is the President of 4M Management Partners, LLC, 4M Investments, LLC, Boots GP, LLC and Boots Capital Management, LLC. Mr. Miller is also one of the Managers of Boots GP, LLC and is the Managing Member of 4M Management Partners, LLC.

TRIPP H. RICE

Tripp H. Rice’s principal business address is 7800 Washington Ave, Suite 700, Houston, TX 77007.  Mr. Rice is a United States citizen, is the Vice President of 4M Management Partners, LLC, Boots GP, LLC and Boots Capital Management, LLC and Partner of 4M Investments, LLC. Mr. Rice is also one of the Managers of Boots GP, LLC.

Charles Campbell Green III

Charles Campbell Green III’s principal business address is Greenseas DWC LLC, DWC, Business Center, Level -4, Building A2, Dubai South Business Park, P.O. Box 390667, Dubai, U.A.E. Mr. Green is a United States citizen and is a director of and advisor to several telecommunication infrastructure companies.

David P. Wheeler

David P. Wheeler’s principal business address is 16 Gray Squirrel Drive, New Canaan, CT 06840. Mr. Wheeler is a United States citizen and is Principal of Markham Capital.

4m management partners, LLC

4M Management Partners, LLC is a Delaware limited liability company whose principal business address is 7800 Washington Ave, Suite 700, Houston, TX 77007.  The principal business of 4M Management Partners, LLC is to serve as investment manager to certain affiliated funds including Boots, LP and Boots Parallel 1, LP.

4m INVESTMENTS, LLC

4M Investments, LLC is a Delaware limited liability company whose principal business address is 7800 Washington Ave, Suite 700, Houston, TX 77007.  The principal business of 4M Investments, LLC is to manage real estate projects, purchase, sell and invest in securities and provide services to 4M Management Partners, LLC.

WRCB, L.P.

WRCB, L.P. is a Texas limited partnership, whose principal business address is 7800 Washington Ave, Suite 700, Houston, TX 77007.  The principal business of WRCB, L.P. is to purchase, manage and sell the property of the partnership and to purchase, sell and invest in securities.

Boots capital management, llc

Boots Capital Management, LLC is a Delaware limited liability company whose principal business address is 7800 Washington Ave, Suite 700, Houston, TX 77007. The principal business of Boots Capital Management, LLC is to serve as one of the members of Boots GP, LLC.

boots GP, LLC

Boots GP, LLC is a Delaware limited liability company whose principal business address is 7800 Washington Ave, Suite 700, Houston, TX 77007. The principal business of Boots GP, LLC is to serve as the general partner of Boots, LP and Boots Parallel 1, LP.

boots, lp

Boots, LP is a Delaware limited partnership whose principal business address is 7800 Washington Ave, Suite 700, Houston, TX 77007.  The principal business of Boots, LP is to purchase, sell, trade and invest in securities.

boots parallel 1, LP

Boots Parallel 1, LP is a Delaware limited partnership, whose principal business address is 7800 Washington Ave, Suite 700, Houston, TX 77007.  The principal business of Boots Parallel 1, LP is to purchase, sell, trade and invest in securities.

Beneficial and Record Ownership

The following information describes the number of shares of Common Stock that are beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by each of the Participants in this solicitation as of the Record Date.

Name	Ownership
Theodore B. Miller, Jr.

Direct ownership of 200 shares of Common Stock and beneficial ownership of 784,716.958 shares of Common Stock, which includes:

•      100 shares of Common Stock held of record;

•      100 shares of Common Stock held of record as a tenant in common with his wife, Susan S. Miller;

•      interests in 400 shares of Common Stock underlying call options owned beneficially and as a tenant in common with his wife, Susan S. Miller;

•      interests in 135 shares of Common Stock underlying a call option owned beneficially (Mr. Miller, as the Sole Member of one of the General Partners of WRCB, may be deemed to beneficially own all of the shares of Common Stock held by WRCB);

•      172.958 shares of Common Stock owned beneficially through the Corporation’s 401(k) Plan in the Crown Castle Stock Fund (according to a Crown Castle 401(k) plan statement for the period of October 1, 2023 to December 31, 2023); and

•      interests in 784,009 shares of Common Stock owned beneficially (Mr. Miller, as the President and Managing Member of 4M Management Partners and a Manager and the President of Boots GP, may be deemed to beneficially own all of the Boots Fund Securities).

Tripp H. Rice

•     100 shares of Common Stock owned of record; and

•      interests in 784,009 shares of Common Stock owned beneficially (Mr. Rice, as the Vice President of 4M Management Partners and a Manager and the Vice President of Boots GP, may be deemed to beneficially own all of the Boots Fund Securities).

4M Management Partners	Interests in 784,009 shares of Common Stock owned beneficially (4M Management Partners, as the investment manager of the Boots Funds, may be deemed to beneficially own all of the Boots Fund Securities).
4M Investments	None.
WRCB	Interests in 135 shares of Common Stock underlying a call option owned beneficially.
Boots Capital	None.
Boots GP	Interests in 784,009 shares of Common Stock owned beneficially (Boots GP, as the general partner of the Boots Funds, may be deemed to beneficially own all of the Boots Fund Securities).
Boots, LP	Direct ownership of 2,153 shares of Common Stock.
Boots Parallel 1, LP	• Direct ownership of 180,844 shares of Common Stock. • Direct ownership of interests in 601,012 shares of Common Stock underlying the Share Options.
Charles Campbell Green III	1,736 shares of Common Stock, owned beneficially and in joint tenancy with his wife, Sarah Green.

As of the date hereof, Boots, LP owns 2,153 shares of Common Stock. As of the date hereof, Boots Parallel 1, LP beneficially owns 781,856 shares of Common Stock, which includes 180,844 shares of Common Stock and interests in 601,012 shares of Common Stock underlying the Share Options. On March 26, 2024, Boots, LP settled in cash the Boots Share Forwards referencing an aggregate of 2,153 shares of Common Stock and Boots Parallel 1, LP settled in cash the Boots Parallel Share Forwards referencing an aggregate of 180,844 shares of Common Stock. Boots Parallel 1, LP has entered into Share Options referencing 601,012 shares of Common Stock in the aggregate, with strike prices ranging from $84.7814 to $88.8973 and having an expiration date of January 17, 2025. Under the terms of the Share Options, Boots Parallel 1, LP may elect to settle the Share Options in cash, in Common Stock or by net share settlement, which represents a right to acquire beneficial ownership of shares of Common Stock in the future. The counterparty to the Share Forwards and Share Options is an unaffiliated third-party financial institution, Nomura. See Schedule I for information regarding the transactions in securities of the Company by Boots, LP and Boots Parallel 1, LP.

4M Management Partners, as the investment advisor of the Boots Funds, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Boots Fund Securities and, therefore, 4M Management Partners may be deemed to be a beneficial owner of the Boots Fund Securities. As the general partner of the Boots Funds, Boots GP may be deemed to have the shared power to vote or direct the vote of (and the power to dispose or direct the disposition of) the Boots Fund Securities and, therefore, Boots GP may be deemed to be a beneficial owner of the Boots Fund Securities. By virtue of Mr. Miller’s positions as the President and Managing Member of 4M Management Partners and a Manager and the President of Boots GP, Mr. Miller may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Boots Fund Securities. By virtue of the Tripp H. Rice’s positions as the Vice President of 4M Management Partners and a Manager and the Vice President of Boots GP, Mr. Rice may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Boots Fund Securities.

Mr. Miller holds call options to purchase 400 shares of Common Stock with a strike price of $115.000 that are exercisable through January 17, 2025. Mr. Miller holds the foregoing call option as a tenant in common with his wife, Susan S. Miller. In addition, Mr. Miller is the Sole Member of one of the General Partners of WRCB, which holds a call option to purchase 135 shares of Common Stock with a strike price of $115.000 that is exercisable through January 17, 2025. Mr. Miller holds an option to sell 100 Shares pursuant to a put option with a strike price of $120.00 that is exercisable through January 17, 2025. Mr. Miller holds the foregoing option to sell as a tenant in common with his wife, Susan S. Miller.

Mr. Green is a limited partner of Boots Parallel 1, LP and beneficially owns 1,736 shares of Common Stock in joint tenancy with his wife, Sarah Green.

4M Investments is an affiliate of Mr. Miller, Mr. Rice and 4M Management Partners and accordingly, 4M Investments may be deemed to be a “Proposing Person” under the the Company’s Bylaws. 4M Investments does not have the power to vote or direct the vote of (or the power to dispose or direct the disposition of) the Boots Fund Securities.

WRCB is an affiliate of Mr. Miller and accordingly, WRCB may be deemed to be a “Proposing Person” under the Company’s Bylaws. WRCB does not have the power to vote or direct the vote of (or the power to dispose or direct the disposition of) the Boots Fund Securities.

Boots Capital is a Member of Boots GP and an affiliate of Mr. Miller and certain other Boots Parties. Accordingly, Boots Capital may be deemed to be a “Proposing Person” under the Company’s Bylaws. Boots Capital does not have the power to vote or direct the vote of (or the power to dispose or direct the disposition of) the Boots Fund Securities.

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY DURING THE PAST TWO YEARS

The following table sets forth all transactions in the Common Stock of the Company effected in the last two (2) years by the Participants. Except as otherwise noted below, all such transactions were purchases or sales of shares of Common Stock effected in the open market, and the table excludes commissions paid in per share prices.

Entity	Trade Date	Buy/Sell	No. of Shares/ Quantity	Unit Cost/ Proceeds [1]	Security	Expiration / Maturity Date
Theodore B. Miller, Jr.	01/24/2024	Buy	100.000	106.9500	Common Stock	N/A

Entity	Trade Date	Buy/Sell	No. of Shares/ Quantity	Unit Cost/ Proceeds	Security	Expiration / Maturity Date
Theodore B. Miller, Jr. and Susan S. Miller	01/25/2024	Sell	(100.000)	18.0000	Put Option with a Strike Price of $120.00	01/17/2025
Theodore B. Miller, Jr. and Susan S. Miller	01/25/2024	Buy	200.000	8.0000	Call Option with a Strike Price of $115.00	01/17/2025
Theodore B. Miller, Jr. and Susan S. Miller	01/25/2024	Buy	200.000	8.0000	Call Option with a Strike Price of $115.00	01/17/2025
Theodore B. Miller, Jr. and Susan S. Miller	11/20/2023	Buy	200.000	10.2000	Put Option with a Strike Price of $100.00	01/17/2025
Theodore B. Miller, Jr. and Susan S. Miller	11/20/2023	Sell	(480.000)	8.4000	Call Option with a Strike Price of $110.00	01/17/2025
Theodore B. Miller, Jr. and Susan S. Miller	11/20/2023	Sell	(180.000)	13.1000	Call Option with a Strike Price of $100.00	01/17/2025

1 Amounts are in U.S. Dollars unless otherwise indicated.

Entity	Trade Date	Buy/Sell	No. of Shares/ Quantity	Unit Cost/ Proceeds	Security	Expiration / Maturity Date
Theodore B. Miller, Jr. and Susan S. Miller	10/20/2023	Sell	(100.000)	19.6000	Put Option with a Strike Price of $100.00	01/17/2025
Theodore B. Miller, Jr. and Susan S. Miller	10/20/2023	Buy	280.000	3.8977	Call Option with a Strike Price of $110.00	01/17/2025
Theodore B. Miller, Jr. and Susan S. Miller	10/20/2023	Buy	180.000	5.7000	Call Option with a Strike Price of $100.00	01/17/2025
Theodore B. Miller, Jr. and Susan S. Miller	10/12/2023	Buy	100.000	94.4600	Common Stock	N/A
Theodore B. Miller, Jr. and Susan S. Miller	09/15/2023	Sold	(100.000)	12.9000	Put Option with a Strike Price of $100.00	01/17/2025
Theodore B. Miller, Jr. and Susan S. Miller	09/15/2023	Buy	20.000	7.4000	Call Option with a Strike Price of $110.00	01/17/2025
Theodore B. Miller, Jr. and Susan S. Miller	09/15/2023	Buy	180.000	7.4959	Call Option with a Strike Price of $110.00	01/17/2025

Entity	Trade Date	Buy/Sell	No. of Shares/ Quantity	Unit Cost/ Proceeds	Security	Expiration / Maturity Date
WRCB, L.P.	01/25/2024	Buy	135.000	8.0000	Call Option with a Strike Price of $115.00	01/17/2025
WRCB, L.P.	11/20/2023	Buy	100.000	10.0400	Put Option with a Strike Price of $100.00	01/17/2025

Entity	Trade Date	Buy/Sell	No. of Shares/ Quantity	Unit Cost/ Proceeds	Security	Expiration / Maturity Date
WRCB, L.P.	11/20/2023	Sell	(270.000)	8.4033	Call Option with a Strike Price of $110.00	01/17/2025
WRCB, L.P.	11/20/2023	Sell	(160.000)	12.8000	Call Option with a Strike Price of $100.00	01/17/2025
WRCB, L.P.	10/20/2023	Sell	(100.000)	19.7000	Put Option with a Strike Price of $100.00	01/17/2025
WRCB, L.P.	10/20/2023	Buy	270.000	3.9000	Call Option with a Strike Price of $110.00	01/17/2025
WRCB, L.P.	10/20/2023	Buy	160.000	6.0988	Call Option with a Strike Price of $100.00	01/17/2025

Entity	Trade Date	Buy/Sell	No. of Shares/ Quantity	Unit Cost/ Proceeds	Security	Expiration / Maturity Date
Tripp H. Rice	11/21/2023	Buy	25.000	10.0300	Put Option with a Strike Price of $100.00	01/17/2025
Tripp H. Rice	11/21/2023	Sold	(50.000)	8.4000	Call Option with a Strike Price of $110.00	01/17/2025
Tripp H. Rice	11/07/2023	Buy	100.000	97.1700	Common Stock	N/A
Tripp H. Rice	09/15/2023	Sold	(17.000)	12.8000	Put Option with a Strike Price of $100.00	01/17/2025
Tripp H. Rice	09/15/2023	Sold	(8.000)	12.9000	Put Option with a Strike Price of $100.00	01/17/2025

Entity	Trade Date	Buy/Sell	No. of Shares/ Quantity	Unit Cost/ Proceeds	Security	Expiration / Maturity Date
Tripp H. Rice	09/15/2023	Buy	50.000	7.4100	Call Option with a Strike Price of $110.00	01/17/2025

Entity	Trade Date	Buy/Sell	No. of Shares/ Quantity	Unit Cost/ Proceeds	Security	Expiration / Maturity Date
Charles Campbell Green III and Sarah Green	1/17/2024	Sell	826	£70,042.14	Common Stock	N/A
Charles Campbell Green III and Sarah Green	1/11/2024	Buy	11	£990.06	Common Stock	N/A
Charles Campbell Green III and Sarah Green	11/30/2023	Buy	160	£14,912.96	Common Stock	N/A
Charles Campbell Green III and Sarah Green	11/17/2023	Buy	1,191	£99,979.85	Common Stock	N/A
Charles Campbell Green III and Sarah Green	11/15/2023	Buy	1,200	£100,360.84	Common Stock	N/A

Entity	Trade Date	Buy/Sell	No. of Shares/ Quantity	Unit Cost/ Proceeds	Security	Expiration / Maturity Date
Boots, LP	3/26/2024	Buy	2,153.000	102.32	Common Stock	NA
Boots, LP	3/26/2024	Sell	2,153.000	102.29	OTC Equity Forward	NA
Boots, LP	11/29/2023	Buy	2,153.000	116.1116 Forward Price	OTC Equity Forward	12/29/2024

Entity	Trade Date	Buy/Sell	No. of Shares/ Quantity	Unit Cost/ Proceeds	Security	Expiration / Maturity Date
Boots Parallel 1, LP	3/26/2024	Buy	180,844.00	102.32	Common Stock	NA
Boots Parallel 1, LP	3/26/2024	Sell	2,210.000	102.29	OTC Equity Forward	NA
Boots Parallel 1, LP	3/26/2024	Sell	8,434.000	102.29	OTC Equity Forward	NA
Boots Parallel 1, LP	3/26/2024	Sell	86,253.000	102.29	OTC Equity Forward	NA
Boots Parallel 1, LP	3/26/2024	Sell	83,947.000	102.29	OTC Equity Forward	NA
Boots Parallel 1, LP	12/18/2023	Buy	7,323.000	34.1386	Call Option with a Strike Price of $84.7814	01/17/2025
Boots Parallel 1, LP	12/18/2023	Buy	2,210.000	113.0718 Forward Price†	OTC Equity Forward	12/29/2024
Boots Parallel 1, LP	12/5/2023	Buy	8,434.000	118.5597 Forward Price	OTC Equity Forward	12/29/2024
Boots Parallel 1, LP	12/5/2023	Buy	27,936.000	35.7960	Call Option with a Strike Price of $88.8973	01/17/2025
Boots Parallel 1, LP	12/1/2023	Buy	565,753.000	35.7046	Call Option with a Strike Price of $88.6704	01/17/2025
Boots Parallel 1, LP	12/1/2023	Buy	86,253.000	118.2572 Forward Price	OTC Equity Forward	12/29/2024
Boots Parallel 1, LP	11/29/2023	Buy	83,947.000	116.1116 Forward Price	OTC Equity Forward	12/29/2024

† The weighted average forward price for the Boots Parallel 1, LP OTC Equity Forwards is $117.2120.

SCHEDULE II

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table is reprinted from the Company’s proxy statement filed by Crown Castle with the SEC on March 25, 2024 and contains information regarding the beneficial ownership as of March 22, 2024 of the Company’s Common Stock held by (1) each of the Company’s directors, nominees for director, the named executive officers (“NEOs”) and all directors and current executive officers as a group and (2) each stockholder who beneficially owns more than 5% of the Company’s outstanding shares of Common Stock.

	Common Stock Beneficially Owned
Directors and NEOs(a)	Number (#)(b)		Percent (%)(c)
Edward B. Adams, Jr.	22,520		*
P. Robert Bartolo	38,645		*
Jay A. Brown	30,377		*
Cindy Christy	34,355		*
Ari Q. Fitzgerald	35,885	(d)	*
Jason Genrich	2,919	(e)	*
Andrea J. Goldsmith	10,406		*
Tammy K. Jones	6,894		*
Kevin T. Kabat	3,966		*
Michael J. Kavanagh	87,565		*
Christopher D. Levendos	12,534		*
Anthony J. Melone	13,061		*
Sunit S. Patel	2,919		*
Catherine Piche	24,804	(f)	*
Daniel K. Schlanger	110,364		*
Bradley E. Singer	2,964		*
Kevin A. Stephens	17,551		*
Matthew Thornton, III	9,609		*
Directors and executive officers as a group (18 persons total)	574,106		*
Greater than 5% Stockholders
The Vanguard Group	55,935,926	(g)	12.90%
BlackRock, Inc.	35,335,187	(h)	8.15%

* Less than 1%

(a)	Unless otherwise indicated, each of the persons listed in this table may be deemed to have (1) sole voting and investment power with respect to the shares beneficially owned by such persons or (2) shared voting and investment power with respect to shares owned by a spouse. Unless otherwise indicated, the address of each of the persons listed in this table is c/o Crown Castle Inc., 8020 Katy Freeway, Houston, Texas 77024.
(b)	In addition to the shares shown in the table, each of the executive officers holds RSUs which have been granted pursuant to our 2013 Long-Term Incentive Plan ("2013 LTIP") and/or 2022 LTIP as a component of executive compensation, as further described in "VI. Executive Compensation-Compensation Discussion and Analysis-Long-Term Incentives." None of such RSUs are scheduled to vest pursuant to their terms within 60 days after March 22, 2024, with the exception of 2,260 shares of Common Stock (net of tax withholding) which vest on April 10, 2024 pursuant to New Hire RSUs (which are time-based RSUs) previously granted to Mr. Chan.
(c)	Pursuant to SEC rules, Common Stock percentages are based on the number of outstanding shares of Common Stock as of March 22, 2024.
(d)	Includes 32,037 shares that are held on behalf of Hogan Lovells ("Hogan Lovells Shares"). Mr. Fitzgerald has sole voting and shared investment power with respect to the Hogan Lovells Shares but has no other interest in such shares except to the extent of his pecuniary interest in Hogan Lovells. The address of Hogan Lovells is 555 Thirteenth Street, NW, Washington D.C. 20004.

(e)	Under SEC rules, Elliott is an associate of Mr. Genrich. Based on a Form 13F filed with the SEC on February 14, 2024, Elliott beneficially owns 1,225,000 shares of Common Stock. In such filing, Elliott lists its address as 360 S. Rosemary Ave., 18th Floor, West Palm Beach, FL 33401.
(f)	The address of Ms. Piche is c/o Phoenix Tower International, 999 Yamato Rd., Suite 100, Boca Raton, FL 33431.
(g)	Based on a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group has shared voting power over 759,242 of such shares, sole dispositive power over 53,884,955 of such shares, and shared dispositive power over 2,050,971 of such shares of Common Stock. In such filing, The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355.
(h)	Based on a Schedule 13G/A filed with the SEC on January 25, 2024, BlackRock, Inc. has sole voting power over 32,482,795 of such shares of Common Stock and sole dispositive power over 35,335,187 of such shares of Common Stock. In such filing, BlackRock, Inc. lists its address as 50 Hudson Yards, New York, NY 10001

IMPORTANT

Your vote is important. No matter how many shares of Common Stock you own, please give us your proxy FOR the election of the Boots Nominees and in accordance with our recommendations on the other Proposals on the agenda for the 2024 Annual Meeting by SIGNING, DATING AND MAILING the enclosed GOLD universal proxy card or GOLD voting instruction card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a broker, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GOLD voting instruction form.

If you have any questions, require assistance in voting your GOLD universal proxy card or GOLD voting instruction form,

or need additional copies of Boots Parties’ proxy materials,

please contact Morrow Sodali using the contact information provided here:

Morrow Sodali LLC

430 Park Ave., 14th Floor

New York, New York 10022

Stockholders call toll-free: (800) 662-5200

Banks and Brokers call: (203) 658-9400

By Email: Boots@info.morrowsodali.com

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED MARCH 28, 2024

GOLD UNIVERSAL PROXY CARD

CROWN CASTLE INC

2024 ANNUAL MEETING OF STOCKHOLDERS

THIS GOLD UNIVERSAL PROXY CARD IS SOLICITED ON BEHALF OF BOOTS CAPITAL MANAGEMENT, LLC AND the other participants in its PROXY solicitation

THE BOARD OF DIRECTORS OF CROWN CASTLE INC. IS NOT SOLICITING THIS GOLD UNIVERSAL PROXY CARD

The undersigned appoints [__], [__] and [__], and each of them, as attorneys and agents with full power of substitution to vote all shares of common stock (the “Common Stock”) of Crown Castle Inc. (the “Company” or “Crown Castle”) which the undersigned would be entitled to vote if personally present at the 2024 annual meeting of stockholders of the Company scheduled to be held at [[__]m., Central Standard Time, on [__], 2024, at [__]] (including any and all adjournments, postponements, continuations or rescheduling thereof, or any other meeting of stockholders held in lieu thereof, the “2024 Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as marked on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the 2024 Annual Meeting that are unknown to Boots Capital Management, LLC (“Boots Capital”) a reasonable time before this solicitation.

THIS PROXY WILL BE VOTED AS MARKED AND, IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, WILL BE VOTED “FOR” THE ELECTION OF THE FOUR BOOTS NOMINEES, “WITHHOLD” ON THE ELECTION OF THE FOUR COMPANY NOMINEES OPPOSED BY BOOTS CAPITAL, “WITHHOLD” ON THE ELECTION OF THE EIGHT COMPANY NOMINEES UNOPPOSED BY BOOTS CAPITAL, “FOR” THE APPROVAL THE BYLAW PROPOSAL, “FOR” THE RATIFICATION OF THE APPOINTMENT OF PwC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2024, “[__]” THE NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AND IN THE PROXY HOLDER’S DISCRETION AS TO OTHER MATTERS THAT WE DO NOT KNOW, A REASONABLE TIME BEFORE THE SOLICITATION, ARE TO BE PRESENTED AT THE 2024 ANNUAL MEETING.

This Proxy will be valid until the completion of the 2024 Annual Meeting. This Proxy will only be valid in connection with Boots Capital’s solicitation of proxies for the 2024 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting:

This Proxy Statement and our GOLD universal proxy card are available at
www.[__].com.

IMPORTANT: PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED MARCH 28, 2024

GOLD UNIVERSAL PROXY CARD

☒ Please mark vote as in this example

BOOTS CAPITAL STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE FOUR BOOTS NOMINEES AND “WITHHOLD” ON THE ELECTION OF THE EIGHT COMPANY NOMINEES OPPOSED BY BOOTS CAPITAL. BOOTS CAPITAL MAKES NO RECOMMENDATION WITH RESPECT TO YOUR VOTES ON THE ELECTION OF THE REMAINING EIGHT COMPANY NOMINEES THAT ARE UNOPPOSED BY BOOTS CAPITAL.

YOU MAY SUBMIT VOTES “FOR” UP TO TWELVE NOMINEES IN TOTAL. YOU ARE PERMITTED TO VOTE FOR FEWER THAN TWELVE NOMINEES. IMPORTANTLY, IF YOU MARK MORE THAN TWELVE “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. IF YOU MARK FEWER THAN TWELVE “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, THIS PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY “FOR” THOSE NOMINEES YOU HAVE SO MARKED.

1.	Election of twelve (12) nominees to serve as directors until the Company’s 2025 annual meeting of stockholders and until their successors have been duly elected and qualified.

BOOTS CAPITAL RECOMMENDS THAT YOU VOTE “FOR” THE FOUR BOOTS NOMINEES.

BOOTS NOMINEES	FOR	WITHHOLD
a) Charles Campbell Green III	☐	☐
b) Theodore B. Miller, Jr.	☐	☐
c) Tripp H. Rice	☐	☐
d) David P. Wheeler	☐	☐

BOOTS CAPITAL RECOMMENDS THAT YOU VOTE “WITHHOLD” ON OR NOT VOTE “FOR” THE ELECTION OF THE FOUR COMPANY NOMINEES OPPOSED BY BOOTS CAPITAL.

COMPANY NOMINEES OPPOSED BY BOOTS CAPITAL	FOR	WITHHOLD
a) [__]	☐	☐
b) [__]	☐	☐
c) [__]	☐	☐
d) [__]	☐	☐

BOOTS CAPITAL MAKES NO RECOMMENDATION WITH RESPECT TO YOUR VOTES ON THE ELECTION OF ON THE REMAINING EIGHT COMPANY NOMINEES THAT ARE Unopposed BY BOOTS CAPITAL.

OTHER COMPANY NOMINEES Unopposed BY BOOTS CAPITAL	FOR	WITHHOLD
a) [__]	☐	☐
b) [__]	☐	☐
c) [__]	☐	☐
d) [__]	☐	☐
e) [__]	☐	☐
f) [__]	☐	☐
g) [__]	☐	☐
h) [__]	☐	☐

BOOTS CAPITAL RECOMMENDS TO VOTE “FOR” PROPOSAL NO. 2.

2.	Proposal 2: Approval of the proposal to repeal any provision of, or amendment to, the Company’s Amended and Restated Bylaws that the Company’s Board of Directors has adopted after December 19, 2023, which is the date of the most recent publicly available amendment and restatement of the Company’s bylaws, and up to and including the date of the 2024 Annual Meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

BOOTS CAPITAL RECOMMENDS TO VOTE “FOR” PROPOSAL NO. 3.

3.	Proposal 3: Ratification of the appointment of PwC as Crown Castle’s independent registered public accountants for fiscal year 2024.

☐ FOR	☐ AGAINST	☐ ABSTAIN

BOOTS CAPITAL MAKE NO RECOMMENDATION WITH RESPECT TO PROPOSAL NO. 4.

4.            The non-binding, advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2024 Annual Meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED:

(Signature)

(Signature, if held jointly)

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

GOLD UNIVERSAL PROXY CARD